Filed Pursuant to Rule 424(b)(3)
File No. 333-199121

PROSPECTUS SUPPLEMENT NO. 5 DATED MAY 14, 2015 (TO PROSPECTUS DATED NOVEMBER 18, 2014) AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT NO. 1 DATED DECEMBER 17, 2014, PROSPECTUS SUPPLEMENT NO. 2 DATED FEBRUARY 11, 2015, PROSPECTUS SUPPLEMENT NO. 3 DATED MARCH 10, 2015 AND PROSPECTUS SUPPLEMENT NO. 4 DATED APRIL 7, 2015

APPLIED DNA SCIENCES, INC.

PROSPECTUS

$9,100,000 OF SHARES OF COMMON STOCK AND
WARRANTS TO PURCHASE SHARES OF COMMON STOCK

This Prospectus Supplement No.5 updates and supplements the prospectus of Applied DNA Sciences, Inc. (“the “Company”, “we”, “us”, or “our”) dated November 18, 2014 , as updated and supplemented by Prospectus Supplement No. 1 dated December 17, 2014, Prospectus Supplement No. 2 dated February 11, 2015, Prospectus Supplement No. 3 dated March 10, 2015, and Prospectus Supplement No. 4 dated April 7, 2015 (collectively, the “Prospectus”), with the following attached documents which we filed with the Securities and Exchange Commission:

A.	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the Securities and Exchange Commission on May 11, 2015
B.	Our Definitive Proxy Statement for our 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 6, 2015

This Prospectus Supplement No. 5 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our common stock and/or warrants, you should carefully consider the risk factors section beginning on page 8 of the Prospectus and the “Risk Factors” section in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 15, 2014, as amended on Form 10-K/A on March 6, 2015.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement No. 5 and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus and this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is May 14, 2015

INDEX TO FILINGS

Annex
The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the Securities and Exchange Commission on May 11, 2015	A

The Company’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 6, 2015	B

-i-

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from         to

Commission File Number: 001-36745

Applied DNA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	59-2262718
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

50 Health Sciences Drive
Stony Brook, New York	11790
(Address of principal executive offices)	(Zip Code)

631-240- 8800
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
☐ Yes ☒ No

At May 8, 2015, the registrant had 21,472,202 shares of common stock outstanding.

Applied DNA Sciences, Inc.

Form 10-Q for the Quarter Ended March 31, 2015

Part I

Item 1 - Financial Statements.

APPLIED DNA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	September 30, 2014
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$984,050	$1,393,132
Accounts receivable, net of allowance of $11,257 and $9,634 at March 31, 2015 and September 30, 2014, respectively	1,160,304	834,818
Prepaid expenses and other current assets	155,593	135,365
Total current assets	2,299,947	2,363,315

Property, plant and equipment, net of accumulated depreciation of $645,855 at March 31, 2015 and $759,087 at September 30, 2014	587,600	576,128

Other assets:
Deposits	61,988	57,638
Deferred offering costs	287,831	181,104
Intangible assets, net of accumulated amortization and impairment of $302,610 and $256,208 at March 31, 2015 and September 30, 2014, respectively	389,470	327,872

Total Assets	$3,626,836	$3,506,057

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities, including related party accrued interest of $6,597 at September 30, 2014	$1,443,665	$1,494,759
Promissory notes payable, including $1,000,000 with a related party	—	1,800,000
Deferred revenue	227,810	583,362
Total current liabilities	1,671,475	3,878,121

Warrant liability	—	1,096,412

Total liabilities	1,671,475	4,974,533

Commitments and contingencies (Note I)

Stockholders’ Equity (Deficit)
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2015 and September 30, 2014	—	—
Series A Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2015 and September 30, 2014	—	—
Series B Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2015 and September 30, 2014	—	—
Common stock, par value $0.001 per share; 500,000,000 and 1,350,000,000 shares authorized; 17,369,202 and 13,935,954 shares issued and outstanding as of March 31, 2015 and September 30, 2014, respectively	17,370	13,937
Additional paid in capital	211,412,483	198,277,859
Accumulated deficit	(209,474,492)	(199,760,272)
Total stockholders’ equity (deficit)	1,955,361	(1,468,476)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,626,836	$3,506,057

See the accompanying notes to the unaudited condensed consolidated financial statements

1

APPLIED DNA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014

Revenues	$1,518,761	$637,146	$2,760,563	$1,234,500

Operating expenses:
Selling, general and administrative	2,901,207	3,297,739	7,569,950	7,143,317
Research and development	373,380	359,782	651,652	819,086
Depreciation and amortization	123,079	106,810	232,805	212,025

Total operating expenses	3,397,666	3,764,331	8,454,407	8,174,428

LOSS FROM OPERATIONS	(1,878,905)	(3,127,185)	(5,693,844)	(6,939,928)

Other income (expense):
Interest income (expense), net	16	239	(31,859)	673
Other (expense) income, net	(6,693)	(79,389)	(13,135)	76,028
Loss on conversion of promissory notes	—	—	(980,842)	—
Gain (loss) on change in fair value of warrant liability	—	455,899	(2,994,540)	(2,178,859)

Net loss before provision for income taxes	(1,885,582)	(2,750,436)	(9,714,220)	(9,042,086)

Provision for income taxes	—	—	—	—

NET LOSS	$(1,885,582)	$(2,750,436)	$(9,714,220)	$(9,042,086)

Net loss per share-basic and diluted	$(0.11)	$(0.20)	$(0.59)	$(0.68)

Weighted average shares outstanding-
Basic and diluted	17,362,573	13,470,806	16,404,299	13,316,179

See the accompanying notes to the unaudited condensed consolidated financial statements

2

APPLIED DNA SCIENCES, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(9,714,220)	$(9,042,086)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	232,805	212,025
Stock based compensation expense	2,515,843	1,313,331
Change in fair value of warrant liability	2,994,540	2,178,859
Loss on conversion of promissory notes	980,842	—
Common stock issued for consulting services	22,676	337,500
Bad debt expense	2,779	16,144
Change in operating assets and liabilities:
Accounts receivable	(328,265)	50,499
Prepaid expenses and other current assets and deposits	(24,578)	59,134
Accounts payable and accrued liabilities	(298,577)	344,572
Deferred revenue	(355,552)	267,486
Net cash used in operating activities	(3,971,707)	(4,262,536)

Cash flows used in investing activities:
Purchase of property plant and equipment	(197,875)	(109,581)
Purchase of intangible assets	(35,000)	—
Net cash used in investing activities	(232,875)	(109,581)

Cash flows from financing activities:

Net proceeds from sale of common stock and warrants	7,956,050	—
Offering costs paid	(69,598)	—
Purchase and cancelation of previously issued warrants	(4,090,952)	—

Net cash provided by financing activities	3,795,500	—

Net decrease in cash and cash equivalents	(409,082)	(4,372,117)
Cash and cash equivalents at beginning of period	1,393,132	6,360,301
Cash and cash equivalents at end of period	$984,050	$1,988,184

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest	$—	$—
Cash paid during period for taxes	$—	$—

Non-cash investing and financing activities:
Common stock issued for cashless exercise of options and warrants	$—	$19,570
Reclassification of deferred offering costs to additional paid in capital	$181,104	$—
Offering costs incurred, and included in accounts payable and accrued liabilities	$218,233	$—
Property, plant and equipment acquired, and included in accounts payable	$—	$7,794
Intangible assets acquired, and included in accounts payable	$73,000	$—
Common stock issued upon conversion of promissory notes payable	$1,843,750	$—

See the accompanying notes to the unaudited condensed consolidated financial statements

3

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES

General

The accompanying condensed consolidated financial statements as of March 31, 2015 and for the three and six month periods ended March 31, 2015 and 2014 are unaudited. These unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and are presented in accordance with the requirements of Rule S-X of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended March 31, 2015 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2015. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended September 30, 2014 and footnotes thereto included in the Company’s Annual Report on Form 10-K, as amended, filed with the SEC.

The condensed consolidated balance sheet as of September 30, 2014 contained herein has been derived from the audited consolidated financial statements as of September 30, 2014, but does not include all disclosures required by GAAP.

All warrant, option, share, and per share information in the condensed consolidated financial statements gives retroactive effect to the one-for-60 reverse stock split that was effected on October 29, 2014. See Note G.

Business and Basis of Presentation

On September 16, 2002, Applied DNA Sciences, Inc. (the “Company”) was incorporated under the laws of the State of Nevada. Effective December 17, 2008, the Company reincorporated from the State of Nevada to the State of Delaware. The Company is principally devoted to developing DNA embedded biotechnology security solutions in the United States and Europe. To date, the Company has had a limited operating history, and as a result, its operations have produced limited recurring revenues from its services and products; it has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a biotechnology company. For the period from inception through March 31, 2015, the Company has accumulated losses of $209,474,492.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, APDN (B.V.I.) Inc. and Applied DNA Sciences Europe Limited, which currently have no operations or activity. Significant inter-company transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered or services provided and the collectability of those amounts. Provisions for allowances and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered, service has not been provided, or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered, the service has been provided, or no refund will be required. At March 31, 2015 and September 30, 2014, the Company recorded deferred revenue of $227,810 and $583,362, respectively.

4

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition , continued

Revenue arrangements with multiple components are divided into separate units of accounting if certain criteria are met, including whether the delivered component has stand-alone value to the customer. Consideration received is allocated among the separate units of accounting based on their respective selling prices. The selling price for each unit is based on vendor-specific objective evidence, or VSOE, if available, third party evidence if VSOE is not available, or estimated selling price if neither VSOE nor third party is available. The applicable revenue recognition criteria are then applied to each of the units.

Revenue for government contract awards, which supports the Company’s development efforts on specific projects, is recognized as milestones are achieved as per the contract. The Company recognized revenue of approximately $811,676 and $1,261,323 from these contract awards during the three and six month periods ended March 31, 2015 and $25,000 and $50,000 for the three and six month periods ended March 31, 2014, respectively.

Net Loss Per Share

The Company presents loss per share utilizing a dual presentation of basic and diluted loss per share. Basic loss per share includes no dilution and has been calculated based upon the weighted average number of common shares outstanding during the period. Dilutive common stock equivalents consist of shares issuable upon the exercise of the Company’s stock options and warrants.

For the three and six month periods ended March 31, 2015 and 2014, common stock equivalent shares are excluded from the computation of the diluted loss per share as their effect would be anti-dilutive.

5

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES (continued)

Net Loss Per Share , continued

Securities that could potentially dilute basic net income per share in the future that were not included in the computation of diluted net loss per share because to do so would have been antidilutive for the three and six month periods ended March 31, 2015 and 2014 are as follows:

	2015	2014
Warrants	4,453,835	617,302
Employee options	3,808,894	3,208,083
	8,262,729	3,825,385

Stock Based Compensation

The Company accounts for stock-based compensation for employees and directors in accordance with ASC 718, Compensation (“ASC 718”). ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Under the provisions of ASC 718, stock-based compensation costs are measured at the grant date, based on the fair value of the award, and are recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company expenses stock-based compensation by using the straight-line method. In accordance with ASC 718, excess tax benefits realized from the exercise of stock-based awards are classified in cash flows from financing activities. The future realization of the reserved deferred tax assets related to these tax benefits associated with the exercise of stock options will result in a credit to additional paid in capital if the related tax deduction reduces taxes payable. The Company has elected the “with and without approach” regarding ordering of windfall tax benefits to determine whether the windfall tax benefit did reduce taxes payable in the current year. Under this approach, the windfall tax benefit would be recognized in additional paid-in-capital only if an incremental tax benefit is realized after considering all other benefits presently available.

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50.

Concentrations

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

The Company’s revenues earned from sale of products and services for the three and six month periods ended March 31, 2015 included an aggregate of 75% and 55%, respectively, from one customer of the Company’s total revenues. This one customer accounted for approximately 73% of the Company’s total accounts receivable at March 31, 2015.

The Company’s revenues earned from sale of products and services for the three month period ended March 31, 2014 included an aggregate of 16% from one customer of the Company’s total revenues. During the six month period ended March 31, 2014 no customers represented 10% or greater of the Company’s total revenues. This one customer accounted for approximately 29% of the Company’s total accounts receivable at March 31, 2014.

6

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company will adopt the methodologies prescribed by ASU 2014-15 by the date required, and does not anticipate that the adoption of ASU 2014-15 will have a material effect on its condensed consolidated financial position or results of operations.

In June 2014, the FASB issued Accounting Standards Update 2014-12, “Accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period,” (“ASU 2014-12”) which requires performance-based awards with a performance target that affects vesting and that could be achieved after an employee completes the requisite service period to be accounted for as a performance condition. If performance targets are clearly defined and it is probable that the performance condition will be achieved, stock-based expense should be recognized over the remaining requisite service period. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2015. Early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s condensed consolidated financial position or results of operations.

In May 2014, the FASB issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”) which provides updated, comprehensive revenue recognition guidance for contracts with customers, including a new principles-based five step framework that eliminates much of the industry-specific guidance in current accounting literature. Under ASU 2014-09, revenue recognition is based on a core principle that companies recognize revenue in an amount consistent with the consideration it expects to be entitled to in exchange for the transfer of goods or services. The standards update also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of recognized revenue. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2017. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s condensed consolidated financial position or results of operations.

7

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE B – LIQUIDITY AND MANAGEMENT’S PLAN

The Company has recurring net losses, which have resulted in an accumulated deficit of $209,474,492 as of March 31, 2015. The Company incurred a net loss of $9,714,220 and generated negative operating cash flow of $3,971,707 for the six month period ended March 31, 2015. However, the Company also has attained positive working capital of $628,472 as of March 31, 2015. At March 31, 2015 the Company had cash and cash equivalents of $984,050. The Company’s current capital resources include cash and cash equivalents, accounts receivable and prepaid expenses. Historically, the Company has financed its operations principally from the sale of equity securities. As discussed in Note G, on April 1, 2015, the Company closed its underwritten public offering of common stock and warrants for gross proceeds of approximately $12.0 million, before deducting underwriting discounts and offering expenses. Subsequently on April 30, 2015, the Company closed on the over-allotment option of the underwritten public offering for additional gross proceeds of $263,950. In addition, on November 20, 2014 the Company closed its underwritten public offering of common stock and warrants for gross proceeds of $9.3 million before deducting underwriting discounts and offering expenses. The Company utilized approximately $4,091,000 of the gross proceeds to repurchase the remaining Series B Warrants from Crede, as discussed in Note E. The Company raised $2,156,264 in a private placement of common stock and warrants and $1,800,000 in promissory notes during the fiscal year ended September 30, 2014, including $1,000,000 from a related party. See Notes D and G. As of April 30, 2015, the Company’s cash balance was approximately $11,615,406.

The Company expects to finance operations primarily through cash flows provided by operating activities provided that it will achieve a sufficient level of future revenues. The Company estimates that its cash and cash equivalents are sufficient to fund operations for the next twelve months. Management is implementing a cost savings plan that is designed to reduce the Company’s cash expenditures.

The Company will require additional funds to complete the continued development of its products, product manufacturing, and to fund expected additional losses from operations, until revenues are sufficient to cover the Company’s operating expenses.

NOTE C – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at March 31, 2015 and September 30, 2014 are as follows:

	March 31, 2015 (unaudited)	September 30, 2014
Accounts payable	$997,676	$1,059,623
Accrued consulting fees	102,500	102,500
Accrued salaries payable	265,484	245,761
Accrued interest payable	—	11,875
Other accrued expenses	78,005	75,000
Total	$1,443,665	$1,494,759

NOTE D – PROMISSORY NOTES PAYABLE

On September 11, 2014, the Company issued and sold promissory notes (the “Notes”) in the aggregate principal amount of $1,800,000 and bearing interest at a rate of 12.5% per annum to Dr. James A. Hayward, the Company’s President, Chairman and Chief Executive Officer, in the amount of $1,000,000, and to another individual, in the amount of $800,000, both of whom are “accredited investors” as defined in regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes had a ten month maturity. Interest was payable in cash or in shares of common stock at the option of the holders of the Notes. Interest to be paid in shares was to be paid in shares of common stock equal to (i) the amount of interest payable, divided by (ii) the average of the closing prices for the five consecutive trading days immediately preceding the applicable interest date. The Notes may be prepaid in whole or in part, at any time, subject to certain prepayment penalties. Upon an event of default, the Notes and all accrued interest thereon shall automatically convert into common stock at the closing price of the common stock on the date of issuance of the Notes. In the event of a consolidation or merger with another corporation in which the Company does not survive, the Notes shall be paid in full. On November 11, 2014, Dr. Hayward and the other individual agreed to exchange for cancellation their respective notes (including principal and accrued interest thereon) for 315,171 shares of common stock and warrants to purchase 315,171 shares of common stock, in the case of Dr. Hayward, and 252,137 shares of common stock and warrants to purchase 252,137 shares of common stock, in the case of the other individual, at $3.25 ($3.24 for one share of common stock and $0.01 for one warrant) (“combined price”), the aggregate public offering per share price of common stock and warrants issued in the Company’s underwritten public offering, which closed on November 20, 2014. The conversion of the promissory notes resulted in a loss on conversion of approximately $981,000, which was recorded on the condensed consolidated statement of operations for the six month period ended March 31, 2015. The loss was calculated as the difference between the carrying amount of the promissory note and accrued interest on the conversion date compared to the fair value of the common stock and warrant issued as settlement of the Notes.

Interest expense for these promissory notes was $31,875 for the six month period ended March 31, 2015.

8

NOTE E – WARRANT LIABILITY

On December 16, 2013, Crede CG III, Ltd (“Crede”) effected the cashless exercise of 178,253 Series A Warrants and 116,667 Series B Warrants. At December 16, 2013 (date of exercise), the Company determined the fair value of the Warrants to be $2,455,042 using the Binomial Lattice model with the following assumptions: fair value of the Company’s common stock $10.80 per share; dividend yield 0%; expected term: 4.55 years; risk free interest rate: 1.55%; expected volatility of: 118.89%; and an exercise price of $14.59. The change in fair value of the warrant liability on the day of exercise amounted to a loss of $1,288,752 and was included in the other income (expense). Upon exercise, the fair value of the Series A Warrants and 116,667 of the Series B Warrants were reclassified to equity.

The Series A and Series B Warrants were classified as liabilities on the issuance date due to certain provisions contained in the warrant agreements, which may cause an adjustment to the conversion rate or the number of warrants outstanding.

The change in fair value of the warrant liability resulted in a gain of $455,899 and a loss of $2,178,859 for the three and six month periods ended March 31, 2014, respectively.

On October 28, 2014, the Company entered into a warrant repurchase option agreement with Crede, pursuant to which it had the option to purchase between 50% and 100% of Crede’s Series B Warrant (currently exercisable for 387,621 shares of common stock) at a purchase price of $10.55 per share underlying such Series B Warrant (up to an aggregate purchase price of $4,091,000 for all of the Series B Warrant). On November 21, 2014, the Company exercised its option and repurchased 100% of Crede’s Series B Warrant for an aggregate purchase price of approximately $4,091,000. The change in fair value of the warrant liability on the day of repurchase amounted to a loss of $2,994,540 and was included in other income (expense) for the six month period ended March 31, 2015.

NOTE F – RELATED PARTY TRANSACTIONS

As discussed in Note D, on September 11, 2014, the Company issued and sold a promissory note in the aggregate principal amount of $1,000,000 and bearing interest at a rate of 12.5% per annum to Dr. James A. Hayward, the Company’s President, Chairman and Chief Executive Officer. On November 11, 2014, Dr. Hayward agreed to exchange for cancellation of his note (including principal and accrued interest thereon) for 315,171 shares of common stock and warrants to purchase 315,171 shares of common stock, at a combined price of $3.25, the aggregate public offering price of common stock and warrants issued in the Company’s underwritten public offering which closed on November 20, 2014.

As discussed in Note G, the Company’s Chief Executive Officer and an affiliated company of a member of the Company’s board of directors participated in the Company’s November 20, 2014 underwritten public offering.

9

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE G - CAPITAL STOCK

On October 24, 2014, the Company filed a Third Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware that effected a one-for-60 (1:60) reverse stock split of its common stock, par value $.001 per share, and a decrease in its authorized common stock, from 1,350,000,000 to 500,000,000 shares, effective October 29, 2014. All warrant, option, share, and per share information in the condensed consolidated financial statements gives retroactive effect to the one-for-60 reverse stock split that was effected on October 29, 2014. In addition, the Company is authorized to issue 10,000,000 shares of preferred stock with a $0.001 par value per share. As of March 31, 2015 and September 30, 2014, there were 17,369,202 and 13,935,954 shares of common stock issued and outstanding, respectively.

On November 20, 2014, the Company closed its underwritten public offering of 2,800,000 shares of common stock and warrants to purchase up to an aggregate of 2,800,000 shares of common stock for gross proceeds of $9.1 million before deducting underwriting discounts and offering expenses. The Company utilized $4,091,000 of the gross proceeds to repurchase the remaining Series B Warrants from Crede, as discussed in Note E. The combined price for each share of common stock and warrant was $3.25. The warrants may be exercised for a period of five years and have an exercise price of $3.50 per share. In connection with the offering, the Company granted to the underwriters a 45-day option to purchase up to 420,000 additional shares of common stock at $3.24 per share and/or up to 420,000 additional warrants at $0.01 per share to cover over-allotments, if any. The Company’s Chief Executive Officer and an affiliate of a member of the Company’s board of directors participated in this underwritten public offering. The Company’s common stock and warrants are listed on the Nasdaq Capital Market under the symbols “APDN” and “APDNW”, respectively. On December 19, 2014, the Company closed on the underwriters’ exercise of its over-allotment option of 416,850 warrants for gross proceeds of $4,169 and on December 30, 2014, the Company closed on the underwriters’ additional exercise of its over-allotment option of 52,000 shares of common stock for gross proceeds of $168,400. The total number of common stock and warrants issued under this offering, including the exercise of the over-allotment option was 2,852,000 and 3,216,850, respectively. The gross proceeds to the Company was $9,272,649 and net proceeds after deducting underwriting discounts, offering expenses and the repurchase the remaining Series B Warrants from Crede was approximately $3.69 million.

In connection with the closing of this underwritten public offering, on November 20, 2014, the Company granted 128,800 warrants to purchase common stock to its underwriters as partial compensation. These warrants have an exercise price of $3.73 (115% of the public offering price) and expire on November 14, 2019.

On February 27, 2015 and March 31, 2015, the Company granted 2,500 and 5,000, shares of common stock, respectively to a consultant for a total expense of approximately $22,700 during the three month period ended March 31, 2015.

On April 1, 2015, the Company closed its underwritten public offering of 4,011,000 shares of common stock and warrants to purchase up to an aggregate of 1,604,400 shares of common stock, at $3.00 ($2.99 for one share of common stock and $0.01 for one warrant) (“combined offering price”), including 191,000 shares and 76,400 warrants sold pursuant to the partial exercise of the underwriters’ over-allotment option. The warrants have a per share exercise price of $3.50, are exercisable immediately, and expire on November 20, 2019. The gross proceeds to the Company from this offering, including the partial exercise of the over-allotment option but before deducting the underwriting discount and offering expenses, is $12.0 million. In connection with the offering, the Company granted to the underwriters a 45-day option to purchase up to 573,000 additional shares of common stock and up to 229,200 additional warrants to cover over-allotments, if any. On April 30, 2015, the Company closed on the underwriters’ exercise of its over-allotment option of 87,000 shares of common stock and 152,800 warrants for gross proceeds of $263,950.

In connection with the closing of this underwritten public offering, as partial compensation, on April 1, 2015, the Company granted up to 163,720 warrants to purchase common stock to its underwriters. These warrants have an exercise price of $3.44 (115% of the public offering price) and expire on March 27, 2020.

See Note D for the common stock and warrants issued in connection with the conversion of the promissory notes.

NOTE H - STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of common stock issued to non-employees of the Company. These warrants were granted in lieu of cash for services performed or financing expenses in connection with the sale of common stock.

Transactions involving warrants (see Notes D, E and G) are summarized as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Balance at October 1, 2014	945,166	$9.59
Granted	3,912,958	3.51
Exercised	(—)	(—)
Cancelled or expired	(404,289)	(13.66)
Balance at March 31, 2015	4,453,835	$3.88

10

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE H - STOCK OPTIONS AND WARRANTS (continued)

Employee Stock Options

In 2005, the Board of Directors and the holders of a majority of the outstanding shares of common stock approved the 2005 Incentive Stock Plan. In 2007, 2008 and 2012, the Board of Directors and holders of a majority of the outstanding shares of common stock approved various increases in the number of shares of common stock that can be issued as stock awards and stock options thereunder to an aggregate of 5,833,334 shares and the number of shares of common stock that can be covered by awards made to any participant in any calendar year to 833,334 shares. On January 21, 2015, the Board of Directors approved an amendment to the 2005 Incentive Stock Plan, which is subject to shareholder approval. The amendment increases the number of shares of common stock that can be issued as stock awards and stock options thereunder to an aggregate of 8,333,333. The amendment also extends the Plan’s expiration date to January 25, 2025.

The 2005 Incentive Stock Plan is designed to retain directors, executives, and selected employees and consultants by rewarding them for making contributions to our success with an award of options to purchase shares of common stock. As of March 31, 2015 a total of 218,752 shares have been issued and options to purchase 4,250,628 shares have been granted under the 2005 Incentive Stock Plan.

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Outstanding at October 1, 2014	2,909,046	$4.74
Granted	900,509	2.86
Exercised	—	—
Cancelled or expired	(661)	(9.77)
Outstanding at March 31, 2015	3,808,894	$4.30
Vested at March 31, 2015	2,852,150	$3.99	$0.44
Non-vested at March 31, 2015	956,744		$0.19

For the three and six-month periods ended March 31, 2015, the Company issued 31,667 and 900,509, options to employees, consultants and non-employee board of director members, respectively. Included in these grants for the three and six month periods was 30,000 and 450,000 options granted to executives, respectively.

11

APPLIED DNA SCIENCES, INC.
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE H - STOCK OPTIONS AND WARRANTS (continued)

Employee Stock Options, continued

The fair value of options granted during the three and six month periods ended March 31, 2015 was determined using the Black Scholes Option Pricing Model with the following weighted average assumptions:

	Three Months Ended March 31, 2015	Six Months Ended March 31, 2015
Stock price	$3.42	$2.86
Exercise price	$3.42	$2.86
Expected term, years	6.12	4.91
Dividend yield	—%	—%
Volatility	139%	132%
Risk free rate	1.69%	1.59%

The Company recorded $517,320 and $547,784 as stock compensation expense for the three month periods ended March 31, 2015 and 2014, respectively, and $2,515,843 (including $132,063 for stock option modifications) and $1,313,331 for the six month periods ended March 31, 2015 and 2014, respectively for the vesting portion of all options. As of March 31, 2015, unrecorded compensation cost related to non-vested awards was $3,123,989 which is expected to be recognized over a weighted average period of approximately 2.58 years. The weighted average grant date fair value for options granted during the three and six month periods ended March 31, 2015 was $90,497 and $1,131,341, respectively.

12

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE I - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space under an operating lease in Stony Brook, New York for its corporate headquarters. The lease is for a 30,000 square foot building. The term of the lease commenced on June 15, 2013 and expires on May 31, 2016, with the option to extend the lease for two additional three-year periods. The base rent during the initial lease term is $449,142 per annum. The Company also has operating leases for a laboratory in Huddersfield, England, which is currently inactive and Calverton, New York. The Huddersfield lease is currently month to month. The Calverton lease was from February 1, 2014 through October 31, 2014, with the option to renew for additional one year periods. The Calverton lease is currently on a month to month basis. The base rent during the initial lease term is $2,850 per year. Total rent expense for the three and six month periods ended March 31, 2015 was $124,429 and $249,268, respectively. Total rent expense for the three and six month periods ended March 31, 2014 were $126,300 and $254,983, respectively.

Employment Agreement

The Company has an employment agreement with the Chief Executive Officer. Effective June 21, 2014, the Chief Executive Officer’s annual salary was voluntarily reduced by $50,000. This salary reduction will be accrued and repaid when the Company reaches $3,000,000 in sales for two consecutive quarters or the Company has net income at the end of any fiscal year. Effective January 1, 2015, the Chief Executive Officer’s annual salary was voluntarily reduced by an additional $50,000.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the recorded liability includes probable and estimable legal costs associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. There is no pending litigation involving the Company at this time.

13

APPLIED DNA SCIENCES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE J - FAIR VALUE

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximate estimated fair values because of their short maturities.

The carrying value of the warrant liability is determined using the Binomial Lattice option pricing model as described in Note A. Certain assumptions used in the calculation of the warrant liability represent level-3 unobservable inputs. The Company did not have any assets or liabilities categorized as Level 1, 2 or 3 as of March 31, 2015.

The following table summarizes the activity of Level 3 inputs measured on a recurring basis:

Fair Value Measurements of Common Stock Warrants Using Significant Unobservable Inputs (Level 3)	Six Months Ended March 31,
	2015	2014
Balance at October 1, 2014 and 2013	$1,096,412	$2,643,449
Adjustment resulting from change in fair value (a)	2,994,540	2,178,859
Removal of warrant upon repurchase	(4,090,952)	—
Reclassification to equity upon exercise	—	(2,455,042)
Balance at March 31,	$—	$2,367,266

(a) Adjustment resulting from change in fair value is the amount of total gains or losses for the period attributable to the change in unrealized gains or losses relating to warrant liabilities held at the reporting date and realized gains or losses at the date of exercise. The gain or loss is recorded in change in fair value of warrant liability in the accompanying condensed consolidated statements of operations.

14

Item 2. - Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with our Unaudited Condensed Consolidated Financial Statements and Notes thereto, included elsewhere within this report. The Quarterly Report contains forward-looking statements, including statements using terminology such as “can”, “may”, “believe”, “designed to”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “potential” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in our Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2014. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law.

Introduction

Using biotechnology as a forensic foundation, we provide botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud, and diversion. Whether working in supply chain security, brand protection or law enforcement applications, it is our goal to help establish secure flourishing environments that foster quality, integrity and success. With secure taggants, high-resolution DNA authentication, and comprehensive reporting, our botanical DNA-based technologies are designed to deliver what we believe to be the greatest levels of security, deterrence and legal recourse strength.

SigNature ® DNA. SigNature DNA is our platform ingredient, at the core of all our security solutions. From application to application, the vehicle which carries SigNature DNA is custom designed to suit the application. Exhaustive development efforts have yielded a flexible and durable marker with all the accuracy provided by nature. SigNature DNA is based on full, double stranded plant DNA, and provides forensic power and protection for a wide array of applications. Highly secure, robust, and durable, SigNature DNA markers are an ingredient that can be used to fortify brand protection efforts; mark, track and convict criminals; and strengthen supply chain security. Custom DNA sequences can be embedded into a wide range of host carriers including ink, varnish, thread, laminates and metal coatings. These items can then be tested for the presence of SigNature DNA Markers through optical screening or a forensic level authentication. Hundreds of millions of SigNature DNA marks now exist in the public domain on items ranging from consumer product packaging to microcircuits to guitars. We believe that no marks have ever been copied.

SigNature DNA, SigNature® T DNA, fiberTyping®, DNAnet® digitalDNA®, and SmokeCloak® DNA, our principal anti-counterfeiting and product authentication solutions and our Counterfeit Prevention Authentication Program can be used in numerous industries, including, but not limited to microcircuits and other electronics, cash-in-transit (transport and storage of banknotes), textiles and apparel, automotive, printing and packaging, homeland security, law enforcement and home asset marking, identity cards and other secure documents, industrial materials, agrochemicals, pharmaceuticals, consumer products, food and beverage, sports memorabilia, fine wine, and art and collectibles.

SigNature T DNA and fiberTyping. There is one common thread that runs through the global textile industry: success breeds counterfeiting and diversion. SigNature T botanical DNA markers are used for brand protection efforts and raw material source compliance programs. In situations where natural fibers like cotton or wool are utilized, we can isolate and type inherent DNA, making it possible to verify the presence of specified materials. This fiberTyping process provides DNA verification to help manufacturers, retailers and brand owners ensure quality, safety and compliance of their products.

DNAnet. Recognizing that DNA-based evidence is the cornerstone of the modern era of law enforcement, we have created what we believe to be an effective crime fighting tool: DNAnet, a botanical DNA marker that can be used to definitively link evidence and offenders to specific crime scenes. Whether deployed as a residential asset marker, an offender spray or fog in a retail location or a degradation dye in cash handling boxes, DNA markers facilitate conviction, and establish a heightened level of deterrence. DNAnet, which includes our SmartDNA product line, is a unique security system and effective crime protection system for stores, warehouses, banks, pharmacies, ATMs and the protection of valuables. Each unit is designed to be unique to each store, warehouse, residence or sting operation, allowing the police and prosecutors to link criminals to the crimes. The DNAnet family of products include Sentry 500 Intruder Spray Systems, Advanced Molecular Taggant Technology and our SmartDNA product line.

15

digitalDNA. digitalDNA is a security solution that utilizes the flexibility of mobile communications, the instant accessibility of secure, cloud-based data, and the certainty of DNA to make item tracking and authentication fast, easy and definitive, while providing the opportunity to create a new customer interface. digitalDNA begins with a DNA-secured form of the QR (“quick read”) code or other two dimensional code. A unique identification code is created for each article, and represented in an easy-to-read QR style barcode. The product uses forensic authentication of a botanical DNA marker, embedded within a secure QR code, and physically included within the ink used to digitally print the code. Should there ever be a question about the validity of a digitalDNA code, a laboratory-based analysis can be conducted to determine authenticity. Scanning bar code item numbers on marked goods enables individuals to post or access information about a product such as its geo-location, original image or associated documentation. Consumers may take advantage of marketing information supplied by brand owners.

The secure cloud application also offers back-end features including DNA custody management, forensic sample submission, CODA (certificate of DNA authentication) issuance, customer account administration, order placement, status tracking and reporting, and online training. The cloud-based platform is designed to be customizable for the particular attributes of each customer’s business and conforms to strict security standards for ISO, PCI, and Federal Information Processing Standards. This digitalDNA platform is designed as the data management and reporting hub for our recently announced devices for DNA on-site authentication and optical mark in-field validation. Market-specific configurations have been demonstrated to businesses in textiles supply chain, printing/publishing, art and collectibles and law enforcement.

SmokeCloak DNA. When deployed in pharmacies, banks, commercial or retail locations, SmokeCloak DNA helps protect staff, customers and assets. A thick and disorienting fog wards off offenders and deposits a unique, location-specific DNA marker on skin, clothing and stolen items. The combination of fog and DNA technologies has no negative side effects and provides a strong crime fighting and loss prevention tool.

Counterfeit Prevention Authentication Program. Our turnkey program for electronics, military, commercial, and aerospace contractors called the Counterfeit Prevention Authentication Program (“CPA” Program) empowers end-users to verify the originality or provenance of parts which have been marked by their suppliers with our SigNature DNA Markers.

16

Plan of Operations

General

To date, the substantial portion of our revenues have been generated from sales of SigNature DNA and fiberTyping, our principal anti-counterfeiting and product authentication solutions. We expect to continue to grow revenues from sales of our SigNature DNA platform ingredient, our Signature T DNA fibertyping, DNAnet, digitalDNA, and SmokeCloak DNA offerings and the Counterfeit Prevention Authentication Program. We have limited sources of liquidity. We have developed or are currently attempting to develop business in the following target markets: microcircuits and other electronics, cash-in-transit (transport and storage of banknotes), textiles and apparel, automotive, printing and packaging, homeland security, law enforcement and home asset marking, identity cards and other secure documents, industrial materials, agrochemical, pharmaceuticals, consumer products, food and beverage, sports memorabilia, fine wine, and art and collectibles. Our developments in the semiconductor authentication, cash-in-transit and textile and apparel authentication have contributed to the increase in our revenues. We intend to pursue both domestic and international sales opportunities in each of these vertical markets.

Critical Accounting Policies

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our condensed consolidated results of operations, financial position or liquidity for the periods presented in this report.

The accounting policies identified as critical are as follows:

●	Revenue recognition;

●	Equity based compensation.

●	Fair value of financial instruments

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered or services provided and the collectability of those amounts. Provisions for allowances and other adjustments are provided for in the same period the related sales are recorded. We defer any revenue for which the product has not been delivered, service has not been provided, or is subject to refund until such time that we and the customer jointly determine that the product has been delivered, the service has been provided, or no refund will be required. At March 31, 2015 and September 30, 2014, we recorded deferred revenue of $227,810 and $583,362, respectively.

17

Revenue arrangements with multiple components are divided into separate units of accounting if certain criteria are met, including whether the delivered component has stand-alone value to the customer. Consideration received is allocated among the separate units of accounting based on their respective selling prices. The selling price for each unit is based on vendor-specific objective evidence, or VSOE, if available, third party evidence if VSOE is not available, or estimated selling price if neither VSOE nor third party is available. The applicable revenue recognition criteria are then applied to each of the units.

Revenue for government contract awards, which supports our development efforts on specific projects, is recognized as milestones are achieved as per the contract. We recognized revenue of approximately $811,676 and $1,261,323 from these contract awards during the three and six month periods ended March 31, 2015, respectively, and $25,000 and $50,000 for the three and six month periods ended March 31, 2014, respectively.

18

Equity Based Compensation

We follow ASC subtopic 718, Compensation (“ASC 718”) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values.

We account for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50.

Fair Value of Financial Instruments

The valuation techniques utilized are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect internal market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related asset or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities.

The Company utilizes observable market inputs (quoted market prices) when measuring fair value whenever possible.

For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Financial Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Financial Officer.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

19

Comparison of Results of Operations for the Three Month Periods Ended March 31, 2015 and 2014

Revenues

For the three month periods ended March 31, 2015 and 2014, we generated $1,518,761 and $637,146, respectively, in revenues. The increase in revenues in the three month period ended March 31, 2015 of $881,615 or 138% was primarily from an increase in revenue from government contract awards of approximately $786,676. To a smaller extent, the increase was also related to increased sales to a cash-in-transit customer.

Costs and Expenses

Selling, General and Administrative

Selling, general and administrative expenses for the three month period ended March 31, 2015 decreased by $396,532 or 12% from $3,297,739 for the three month period ended March 31, 2014 to $2,901,207 for the three month period ended March 31, 2015. The decrease is primarily attributable to lower legal fees incurred as a result of the dismissal of the SmartWater litigation of $252,000, as well reduced travel expenses in the current period by approximately $60,000. The decrease was also due to a decrease of approximately $75,000 in filing fee expenses.

Research and Development

Research and development expenses increased to $373,380 for the three month period ended March 31, 2015 from $359,782 for the three month period ended March 31, 2014, an increase of $13,598 or 3.8%.

Depreciation and Amortization

In the three month period ended March 31, 2015, depreciation and amortization increased by $16,269 from $106,810 for the three month period ended March 31, 2014 to $123,079 for the three month period ended March 31, 2014.

Gain on Change in Fair Value of Warrant Liability

Gain from change in fair value of warrant liability during the three month period ended March 31, 2014 was $455,899. This change in fair value related to warrants containing certain reset provisions which required us to classify them as liabilities and mark the warrants to market and record the change in fair value at each reporting period, and upon exercise as a non cash adjustment to our current period operations. As discussed in Note E of the accompanying condensed consolidated financial statements, on November 21, 2014, we repurchased the remaining outstanding Series B Warrants.

Comparison of Results of Operations for the Six Month Periods Ended March 31, 2015 and 2014

Revenues

For the six month periods ended March 31, 2015 and 2014, we generated $2,760,563 and $1,234,500, respectively, in revenues. The increase in revenues of $1,526,063 or 124% was primarily due to an increase in sales from two government contract awards of approximately $1,211,323 as well as revenues related to textile sales of $172,500 for the set up, marking, and authentication of cotton for a customer. Additionally, the increase in revenue relates to an increase in sales of DNAnet kits in Europe of approximately $130,000.

Costs and Expenses

Selling, General and Administrative

Selling, general and administrative expenses for the six month period ended March 31, 2015 increased by $426,633 or 6% from $7,143,317 for the six month period ended March 31, 2014 to $7,569,950 for the six month period ended March 31, 2015. The increase is primarily attributable to an increase in stock based compensation expense of approximately $1,202,500, attributable to grants to employees that vested immediately and have a ten year term, as well as stock based compensation expense associated with stock option modifications. The increase is also due to an increase in investor relations expense year over year attributable to the Nasdaq listing fee of $75,000. These increases were primarily offset by decreases in legal and consulting expenses. Legal expenses decreased by $517,000 due to the dismissal of the SmartWater litigation. Consulting fees decreased by $242,000 primarily due to shares of common stock issued to a business strategy consultant in settlement of their fees during the six month period ended March 31, 2014. The remaining decrease related to a decrease in travel expenses and filing fees during the six month period ended March 31, 2015.

Research and Development

Research and development expenses decreased to $651,652 for the six month period ended March 31, 2015 from $819,086 for the six month period ended March 31, 2014. The decrease of $167,434 or 20% is attributable to purchases for laboratory equipment associated with the corporate headquarters in the prior year as well as components purchased relating to a pilot program for the marking of cotton during the prior period, which we did not incur during the six month period ended March 31, 2015. Also, during the six month period ended March 31, 2015, we started capitalizing the costs for the development of infield readers, which were being expensed during the same period in the prior year.

20

Depreciation and Amortization

Depreciation and amortization increased by $20,780 from $212,025 for the six month period ended March 31, 2014 to $232,805 for the six month period ended March 31, 2015.

Loss from Change in Fair Value of Warrant Liability

Loss from change in fair value of warrant liability during the six month periods ended March 31, 2015 and 2014 was $2,994,540 and $2,178,859, respectively. These losses relate to warrants containing certain reset provisions which required us to classify them as liabilities and mark the warrants to market and record the change in fair value at each reporting period as a non-cash adjustment to our current period operations. As discussed in Note E of the accompanying condensed consolidated financial statements, on November 21, 2014, we repurchased the remaining outstanding Series B Warrants.

Liquidity and Capital Resources

Our liquidity needs consist of our working capital requirements and research and development expenditure funding. As of March 31, 2015, we had working capital of $628,472. For the six month period ended March 31, 2015, we generated a net cash flow deficit from operating activities of $3,971,707 consisting primarily of our loss of $9,714,220, net with non-cash adjustments of $232,805 in depreciation and amortization charges, $2,515,843 for stock-based compensation, $2,994,540 change in fair value of warrant liability, $980,842 in loss on the conversion of promissory notes, $22,676 in common stock issued for consulting services and $2,779 of bad debt expense. Additionally, we had a net increase in operating assets of $352,843 and a net decrease in operating liabilities of $654,129. Cash used in investing activities was $232,875 for the purchase of property, plant and equipment and intangible assets. Cash provided by financing activities was $3,795,500 in net proceeds from the sale of common stock related to the underwritten public offering offset by the repurchase and cancellation of the remaining Series B Warrants.

21

The Company has recurring net losses, which have resulted in an accumulated deficit of $209,474,492 as of March 31, 2015. The Company incurred a net loss of $9,714,220 and generated negative operating cash flow of $3,971,707 for the six month period ended March 31, 2015. However, the Company also has attained positive working capital of $628,472 as of March 31, 2015. At March 31, 2015 the Company had cash and cash equivalents of $984,050. The Company’s current capital resources include cash and cash equivalents, accounts receivable and prepaid expenses. Historically, the Company has financed its operations principally from the sale of equity securities. As discussed below, on April 1, 2015, the Company closed on an underwritten public offering of common stock and warrants for gross proceeds of $12.0 million, before deducting underwriting discounts and offering expenses. Subsequently on April 30, 2015, the Company closed on the over-allotment option of the underwritten public offering for additional gross proceeds of $263,950. In addition, on November 20, 2014 the Company closed its underwritten public offering of common stock and warrants for gross proceeds of $9.3 million before deducting underwriting discounts and offering expenses. The Company utilized approximately $4,091,000 of the gross proceeds to repurchase the remaining Series B Warrants from Crede, as discussed in Note E. The Company also raised $2,156,264 in a private placement of common stock and warrants and $1,800,000 in promissory notes during the fiscal year ended September 30, 2014, including $1,000,000 from a related party. As of April 30, 2015, the Company’s cash balance was approximately $11,615,406.

The Company expects to finance operations primarily through cash flows provided by operating activities provided that it will achieve a sufficient level of future revenues. The Company estimates that its cash and cash equivalents are sufficient to fund operations for the next twelve months. Management is implementing a cost savings plan that is designed to reduce the Company’s cash expenditures.

The Company will require additional funds to complete the continued development of its products, product manufacturing, and to fund expected additional losses from operations, until revenues are sufficient to cover the Company’s operating expenses.

We expect capital expenditures to be less than $980,000 in fiscal 2015. Our primary investments will be in laboratory equipment to support prototyping, manufacturing, our authentication services, and outside services for our detector and reader development.

All of the real property used in our business is leased under operating lease agreements.

Subsequent Events

On April 1, 2015, the Company closed its underwritten public offering of 4,011,000 shares of common stock and warrants to purchase up to an aggregate of 1,604,400 shares of common stock, at a combined offering price of $3.00, including 191,000 shares and 76,400 warrants sold pursuant to the partial exercise of the underwriters’ over-allotment option. The warrants have a per share exercise price of $3.50, are exercisable immediately, and expire on November 20, 2019. The gross proceeds to the Company from this offering, including the partial exercise of the over-allotment option but before deducting the underwriting discount and offering expenses, is $12.0 million. In connection with the offering, the Company granted to the underwriters a 45-day option to purchase up to 573,000 additional shares of common stock and up to 229,200 additional warrants to cover over-allotments, if any. On April 30, 2015, the Company closed on the underwriters’ exercise of its over-allotment option of 87,000 shares of common stock and 152,800 warrants for gross proceeds of $263,950.

In connection with the closing of this underwritten public offering, as partial compensation, on April 1, 2015, the company granted up to 163,720 warrants to purchase common stock to its underwriters. These warrants have an exercise price of $3.44 (115% of the public offering price) and expire on March 27, 2020.

Product Research and Development

We anticipate spending approximately $1,500,000 for product research and development activities during the next twelve months.

Acquisition of Plant and Equipment and Other Assets

We do not anticipate the sale of any material property, plant or equipment during the next twelve months.

22

Number of Employees

We currently have forty-six full-time employees and six part-time employees, including four in management, eight in research and development, one in Life Sciences, two in forensics, seven in quality assurance/compliance, four in finance and accounting, five in operations, thirteen in sales and marketing, one in human resources, two in shared services, three in information services and two in investor relations and communications. We expect to increase our staffing dedicated to sales, production and formulation. Marketing, salaries, and general overhead will be increased as necessary. However, cost containment measures have been put in place to monitor expenses. In order for us to attract and retain quality personnel, we anticipate we will continue to offer competitive salaries and benefits to future employees. We anticipate that it may become desirable to add additional full and or part time employees to discharge certain critical functions during the next twelve months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. As we continue to expand, we will incur additional costs for personnel. We continue to work with Insperity Inc. to help us manage many of our back-end administrative human resources and payroll responsibilities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Item 3. - Quantitative and Qualitative Disclosures About Market Risk.

There have been no material changes in our market risk as previously disclosed under Part I, Item 3 of our Annual Report on Form 10-K, for the fiscal year ended September 30, 2014. Please refer to the Company’s Annual Report on Form 10-K (filed with the SEC on December 15, 2014, as amended on March 6, 2015) for the fiscal year ended September 30, 2014.

23

Item 4. - Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this Quarterly Report on Form 10-Q, we conducted an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on the evaluation of these disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2015, our disclosure controls and procedures were effective to ensure that the information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

Changes in Internal Control over Financial Reporting

During the fiscal quarter ended March 31, 2015, there were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

24

Part II - Other Information

Item 1. - Legal Proceedings.

None.

Item 1A. – Risk Factors.

Before deciding to invest in us or to maintain or increase your investment, you should carefully consider the risks and uncertainties described in the first two paragraphs under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this report and our other filings with the SEC, for the period ended September 30, 2014 and thereafter. The risks and uncertainties described in this report are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. If any of these risks actually materialize, our business, financial position, results of operations and cash flows could be adversely impacted. In that event, the market price of our common stock could decline and you may lose all or part of your investment.

During the three month period ended March 31, 2015, there have been no material changes in our risk factors previously disclosed in our Annual Report on Form 10-K (as amended March 6, 2015) for the fiscal year ended September 30, 2014.

Item 2. - Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. – Defaults Upon Senior Securities.

None.

Item 4. – Mine Safety Disclosures.

None.

Item 5. – Other Information.

None.

25

Item 6. – Exhibits.

4.1
First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent filed as exhibit 4.1 to the current report on Form 8-K filed with the Commission on April 1, 2015 and incorporated herein by reference.

10.1*#	Mutual License Agreement dated March 25, 2015 between Applied DNA Sciences, Inc. and Divatex Home Fashion, Inc.

10.2	Form of Underwriter’s Warrant filed as exhibit 4.1 to the current report on Form 8-K filed with the Commission on March 27, 2015 and incorporated herein by reference.

31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14 and Rule 15d-14(a), promulgated under the Securities and Exchange Act of 1934, as amended

31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14 and Rule 15d-14(a), promulgated under the Securities and Exchange Act of 1934, as amended

32.1**	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer)

32.2**	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Financial Officer)

101 INS*	XBRL Instance Document

101 SCH*	XBRL Taxonomy Extension Schema Document

101 CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101 LAB*	XBRL Extension Label Linkbase Document

101 PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.
** Furnished herewith.
# Portions of Exhibit 10.1 have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

26

Signatures

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Applied DNA Sciences, Inc.

Dated: May 11, 2015	/s/ JAMES A. HAYWARD, Ph. D.
James A. Hayward, Ph. D.
Chief Executive Officer
(Duly authorized officer and principal executive officer)

/s/ BETH JANTZEN
Beth Jantzen, CPA
Chief Financial Officer
(Duly authorized officer and
principal financial and accounting officer)

27

Exhibit 10.1

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks (***) denote omissions.

MUTUAL LICENSE AGREEMENT

MUTUAL LICENSE AGREEMENT (“Agreement”), dated as of March 25, 2015 (the “Effective Date”), by and between Divatex Home Fashion, Inc., a New York corporation with a place of business at 261 Fifth Avenue, Suite 501, New York, NY 10016 (“DHF”), and Applied DNA Sciences, Inc., a Delaware corporation, having an address at 50 Health Sciences Drive, Stony Brook, NY 11790 (“ADNAS”; and together with DHF, the “Parties”).

WITNESSETH:

WHEREAS, ADNAS has developed patented technologies (the “Technologies”) for the tagging of raw cotton fiber at source called SigNature® T; and

WHEREAS, DHF designs, manufactures, sources, and distributes home textile fabrics including bedding, bath and accessories. DHF has filed applications with the U.S. Patent and Trademark Office (“USPTO”) to register the following trademarks: “PimaCott”, “GizaCott” and “AmeriCott” (collectively, the “Trademarks”) for the branding and marketing of tagged cotton fiber; and

WHEREAS, the Parties contemplate entering into an agreement with commodity merchant(s) pursuant to which the merchant will be given a license to collect a tagging fee for each pound of SigNature® T tagged cotton from the cotton gins and sell the tagged cotton fibers to customers.

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

GENERAL PROVISIONS

1.1       Term of the Agreement. The initial term of this Agreement shall be two (2) years, which shall automatically renew for additional one (1) year periods, unless the Agreement is mutually terminated pursuant to Section 7.1 below. (The initial term and any renewal terms shall collectively be referred to as the “Term”). If the cumulative sales for tagged cotton do not result in total sales of 45 million pounds within two (2) years, the Agreement can be terminated at the option of ADNAS.

1.2       Limitations on Liability.

(a)          Neither of the Parties shall have any power to bind the other Party except as specifically provided in this Agreement.

Confidential Treatment Requested

(b)          Except as otherwise provided herein, neither Party shall be responsible or liable for any indebtedness, obligation or liability of the other Party, whether incurred before or after the Effective Date of this Agreement. In the event that either Party becomes liable for any indebtedness or obligation of the other Party in contravention of the provisions of this provision, such Party shall be indemnified by the other Party pursuant to Article VI hereof.

(c)          The terms and conditions of this Agreement are intended for the exclusive benefit of each Party and no third party shall be entitled to any benefit therefrom nor may any third party in any way rely upon either Party, its assets, or any of its officers, directors, employees or agents, none of whom shall have any apparent authority to bind the other Party except in the manner expressly provided herein.

ARTICLE II

RIGHTS AND DUTIES OF THE PARTIES

2.1       Contributions by the Parties.

(a)          ADNAS will grant the DHF an exclusive worldwide license to use the SigNature® T technology for application in raw cotton fiber for the Term. Upon any expiration or termination of this Agreement, the grant shall expire immediately and DHF shall have no further right to use the SigNature® T technology for application in raw cotton fiber.

(b)          DHF will grant ADNAS an exclusive, worldwide license to use the trademarks, “PimaCott”, “GizaCott” and “AmeriCott” for the Term. Upon any expiration or termination of this Agreement, the grant shall expire immediately and ADNAS shall have no further right to use the "PimaCott", "GizaCott" and "AmeriCott" trademarks.

2.2       Management.

DHF will be solely responsible for the following marketing and operational procedures. The Parties shall jointly determine protocols for chain of custody assurance. ADNAS agrees to provide DHF reasonable technical assistance relating to the use the SigNature® T technology for application in raw cotton fiber in DHF’s marketing efforts.

2.3       Business Plan. The Parties will agree on a business plan. DHF will use best efforts to achieve the goals set forth in such business plan which will include the sale of (a) of fifty (50) million pounds of raw cotton in the first year of the Agreement and (b) one hundred (100) million pounds of raw cotton in the second year of the Agreement.

ARTICLE III

FINANCIAL MATTERS

3.1       Expenses, Profits and Losses.

(a)          DHF will be solely responsible for the marketing of the tagged cotton using Signature® T under the Trademarks to businesses that use cotton in the production and distribution of cotton goods. DHF will be responsible for its own travel expenses

2

Confidential Treatment Requested

(b)          ADNAS will be solely responsible for the application of the tagging technology, DNA-related marketing materials and labor, and a predetermined amount per year of QC testing and authentication through the supply chain. ADNAS will work directly with merchant(s) for delivery and installation of SigNature® T technology transfer equipment at the designated gins. ADNAS will be responsible for its own travel expenses related specifically to training and installation of such equipment.

(c)          The parties will reach an agreement of the cost for marketing and application of the Technology set forth in subparagraphs (a) and (b) above. DHF will be responsible for costs of subparagraph (a) and ADNAS will be responsible for the costs set forth in subparagraph (b) (collectively the “Agreed Costs”). The Agreed Costs will be as set forth in the Revenue Sharing Model attached hereto as Schedule A. The Parties will reach an agreement on any other costs that may occur that are not included in subparagraphs (a) or (b) above.

(d)          ADNAS will collect the tagging fee from the merchant. Each party shall be entitled to be reimbursed therefrom for their respective Agreed Costs. The balance of the tagging fee shall be divided equally between the parties, except for the first hundred million pounds of cotton tagged, the fee will be distributed as set forth in Schedule A.

(e)          DHF shall report to ADNAS with respect the Agreed Costs it has incurred as such are incurred.

(f)          ADNAS will provide a quarterly statement to DHF, within ten (10) business days of the end of each calendar quarter, with respect to tagging fees collected for the previous quarter and shall pay to DHF with the report, its share of the tagging fee.

3.2       Books and Records; Audit Rights.

(a)          Books and Records. Each Party shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with this Agreement.

(b)           Audit Rights. During the Term and for one (1) year thereafter, each Party shall have the right, at its own expense, upon five (5) business days' prior written notice through its representatives including its auditors, to examine and/or audit, and make copies and extracts from the other Party's books and records during regular business hours.

(c)          Discrepancy. In the event that such inspection reveals an underpayment by ADNAS, then DHF shall promptly provide ADNAS a copy thereof and ADNAS shall within thirty (30) days of receipt of such report, remit payment to DHF in the amount of the underpayment; provided, however, that ADNAS shall have thirty (30) days from receipt of any audit report to respond with documentation reasonably refuting any claim contained therein. ADNAS shall pay any undisputed claims as set forth above. If no such documentation is provided or documentation is provided but DHF disagrees that such documentation warrants a reduction in the amount claimed by DHF to be due, then DHF shall thereafter be free to pursue its remedies under the Agreement related to non-payment. In the event that such discrepancy is greater than ten percent (10%) of monies owed to DHF, then ADNAS shall bear all reasonable expenses related to such inspection, including reasonable attorney's fees if applicable.

3

Confidential Treatment Requested

3.3       Insurance  Each Party shall acquire and maintain at its sole cost and expense during the Term and for a period of six (6) years following the termination of this Agreement, comprehensive general liability Insurance, including product liability and contractual liability, underwritten by an insurance company with a Best’s rating of at least A-/XII.  This insurance coverage shall provide protection of not less than $2,000,000 combined single limit for personal injury and property damage (on a per occurrence basis) and a deductible not to exceed ten percent (10%) of the required policy limits.  All insurance policies shall name the other Party and its parents, subsidiaries and related companies and the respective owners, officers, directors, agents and employees of each of them as additional insureds.  Each Party shall furnish the other Party with endorsements from insurance carriers reflecting compliance with the foregoing obligations within thirty (30) days after execution of this Agreement.  Each Party’s insurance will be primary and not excess or contributory with respect to any insurance that the other Party may maintain.

4            Intellectual Property. DHF shall own all trademarks and domain names developed in the course of this Agreement. and agrees to grant and hereby grants ADNAS the worldwide, non-exclusive right and license to use such trademarks and domain names relating to the goods and services provided hereunder. In the event that DHF elects not to renew a trademark registration or domain name licensed pursuant to this Section, DHF shall notify ADNAS at least sixty (60) days prior to such renewal/expiration date and, upon ADNAS’ request, agrees to transfer such trademark registration or domain name registration to ADNAS.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES: COVENANTS

5.1       Each of the Parties represents and warrants to the other that:

(a)          It is a corporation, duly formed, validly existing and in good standing under the laws of the state of its formation. The execution, delivery and performance by it of this Agreement are within its corporate power and authority and have been duly authorized by all necessary corporate action.

(b)          This Agreement is its valid and binding obligation enforceable against each Party in accordance with its terms except that such enforcement may be subject to bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect, or legal or equitable principles relating to or limiting creditors’ rights.

ARTICLE V

INDEMNIFICATION/CONTRIBUTION

6.1       Contribution/Indemnification.

(a)       Indemnification:

i.          DHF agrees to indemnify and hold ADNAS harmless with respect to any third party claims arising out of (a) the marketing and use of the Trademarks except for any ADNAS claims with respect to the efficacy of the Technology, or (b) or any claim asserting that the use of the Trademarks as contemplated herein infringes on or violates the rights of such third party.

4

Confidential Treatment Requested

ii.         ADNAS agrees to indemnify and hold DHF harmless with respect to any third party claims arising out of the any claim that the application of the SigNature® T technology infringes on or violates the rights of such third party or that SigNature® T technology does not meet ADNAS claims with respect to efficacy.

iii.        In the event that any claim for indemnification hereunder arises, the party seeking such indemnification shall promptly notify the other party in writing. Such other party shall thereupon be obligated, at the option of the party seeking indemnification, to retain and pay for counsel to defend such claim, the choice of such counsel being subject to the approval of the party entitled to indemnification, but which approval shall not be unreasonably be withheld. The parties shall further use good faith efforts to keep the costs of such indemnification, including defense cost, to a reasonable minimum as may be commercially reasonable under the circumstances. In the event that that the party entitled to indemnification does not seek defense, such party shall be entitled to have its own counsel participate in the defense of such claim at its costs and expense.

iv.        The indemnification provisions herein shall also extend to the officers, employees, agents, attorneys or other persons acting on behalf of the parties.

v.         No settlement of a claim shall be entered into without the consent of the party providing the indemnification, which consent shall not be unreasonably withheld.

vi.        Neither party shall be entitled to indemnification for any claim that is based on the conduct of that party.

ARTICLE VI

TERMINATION

7.1       Event of Termination. Either party may terminate this Agreement upon the happening of any of the following events:

(a)  An event of Bankruptcy or Insolvency of either of the Parties.

(b)  Mutual written agreement of the Parties with sixty (60) days prior written notice.

(c)  At ADNAS’s option if DHF does not complete the cumulative sale of 45 million pounds of DNA-marked cotton by the 2-year anniversary of this agreement as per Paragraph 1.1.

5

Confidential Treatment Requested

(d)  A material breach by one Party of its obligations hereunder which has not been cured within thirty (30) days after written notice thereof has been received by the other Party.

ARTICLE VII

MISCELLANEOUS PROVISIONS

8.1       Confidential Information. In the course of the performance of this Agreement, the one party (“Disclosing Party”) may furnish the other party (“Receiving Party”) with confidential and proprietary information and trade secrets including any business and technical information, know-how and trade secrets (whether written, graphic or oral) related to their and their subsidiaries’ current, future and proposed products, including, but not limited to, research and development programs, improvements, methods, procedures, discoveries, patents, patent applications, inventions, processes, chemical formulae, marker compounds, DNA sequences, technology, designs, models, drawings, product plans, products, services, customers, customer lists, strategies, studies, business plans, forecasts, market information, marketing plans, techniques, engineering, testing systems, hardware configuration information, computer software and programs (including source code and related documentation), test and/or experimental data and results, laboratory notebooks, marketing, finances or other business information (collectively, “Confidential Information”). Confidential Information also includes confidential information of third parties that is observed, identified or disclosed under or as a result of this Agreement. The Receiving Party will not disclose the Confidential Information, must immediately return it upon expiration or termination of this Agreement, and must keep it in strict confidence and not use it for any purpose other than the Parties’ respective performance under this Agreement. The Receiving Party may disclose Discloser’s Confidential Information to its Affiliates, employees, officers, directors, partners, representatives, third-party service providers or contractors or other persons designated by a party to act or perform on its behalf on a “need to know” basis only, provided that each is bound by obligations of confidentiality and restrictions against disclosure at least as restrictive as those contain herein. The Disclosing Party will use reasonable efforts to mark or cause to be marked all materials containing its Confidential Information to clearly indicate ownership of the materials and their confidential status; however, failure to mark does not by itself disqualify information from being Confidential Information if other factors or circumstances, or a Party’s course of performance, clearly indicate to the Receiving Party at the time of disclosure or the Receiving Party acknowledges that the information is confidential. The Receiving Party recognizes that the Confidential Information of the Disclosing Party (1) was designed and developed by the Disclosing Party at great expense and over lengthy periods of time; (2) is secret, confidential and unique; (3) constitutes the exclusive property and/or trade secrets of the Disclosing Party; and (4) that any use of the Confidential Information by the Receiving Party for any purpose other than in accordance with this Agreement and in furtherance of obligations hereunder would be wrongful and would cause irreparable injury to the Disclosing Party for which damages are not an adequate remedy. The restrictions and obligations in this Section concerning confidentiality will survive the expiration or termination of this Agreement for a period of three (3) years. The obligations of the Parties herein will not apply to information which: (i) was known to the Receiving Party prior to receipt thereof from the Disclosing Party, as evidenced by the written records of the Receiving Party; (ii) was disclosed to the Receiving Party in good faith by a third party who is in lawful possession of and who had the right to make such disclosures; (iii) became part of the public domain, by publication or otherwise, through no fault of the Receiving Party; or, (iv) was independently developed by the Receiving Party as evidenced by the Receiving Party's written records. Each Party understands and agrees that, in the event that it violates any of the Confidentiality provisions of this paragraph 8.1, the other Party will suffer immediate and irreparable harm that cannot be accurately calculated in monetary damages. Consequently, notwithstanding anything to the contrary in this Agreement, the violating Party acknowledges and agrees that the other Party shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation. The violating Party acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the other Party would be entitled.

6

Confidential Treatment Requested

8.2       Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

8.3       Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the Parties with respect to the subject matter hereof and there are no agreements, understandings, restrictions or warranties among the parties.

8.4       Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

8.5       Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted here under shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the Parties at their respective addresses set forth in this Agreement, and addressed to the person signing this agreement on behalf of such Party. With respect to DHF, a copy of any notice shall be sent to its counsel, Paul H. Aloe, Esq., Kudman Trachten Aloe LLP, 350 Fifth Avenue, Suite 4400, New York, New York 10118 in the manner set forth above or by electronic mail to paloe@kudmanlaw.com. Either Party may change the address to which notices are to be sent, or the person to whose attention they are to be directed, by a written notice in accordance with this paragraph.

8.6       Arbitration of Disputes. Any controversy, dispute between the Parties or claim arising out of or relating to this contract, or the breach thereof, if it cannot be resolved by the Parties, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

8.7       Applicable Law and Venue. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any provisions of conflicts of laws. Exception arbitration as set forth above, the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York shall have exclusive jurisdiction to adjudicate any action arising in connection with this Agreement and each party hereby consents to such jurisdiction.

7

Confidential Treatment Requested

8.8       Assignment. Neither Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto, and any such attempted assignment without the prior written consent of the other Party shall be void and of no force or effect; provided, however, that either Party may assign this Agreement or any of its rights and obligations hereunder to a related corporate entity (provided that it also assigns its rights in the Trademarks or SigNature® T to such entity). This Agreement will be binding upon the Parties’ respective assigns.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Divatex Home Fashion, Inc.		Applied DNA Sciences, Inc.

By:	/s/ David Greenstein	By:	/s/ James A. Hayward
	David Greenstein		James A. Hayward
	Chief Executive Officer		Chief Executive Officer

8

Confidential Treatment Requested

SCHEDULE A

ADNAS-DIVATEX REVENUE SHARING MODEL

This revenue sharing model assumes:

1.     ADNAS DNA costs per lb of cotton marked

o	Includes
▪	Marking materials and labor
▪	QC testing
▪	Authentication through the supply chain
o	Excludes
▪	Design customization and installation of marking equipment
▪	Travel expenses

2.     Divatex marketing costs per lb of cotton marked exclude travel expenses

3.     ADNAS-Divatex shared revenue (***) on remainder assuming a selling price of $*** per lb

Revenue-sharing per lb per year:

Lbs of cotton DNA-marked per year	ADNAS DIRECT (estimated) $ per lb (1)	DIVATEX DIRECT (estimated)$ per lb (2)	ADNAS-DIVATEX SHARED Revenue $ per lb Assume $*** per lb (3)	ADNAS TOTAL Revenue $ per lb	DIVATEX TOTAL Revenue $ per lb
*** to ***	$***	$***	$***	$***	$***
*** to ***	$***	$***	$***	$***	$***
*** to ***	$***	$***	$***	$***	$***
>***	$***	$***	$***	$***	$***

Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13 a -14(a) OR 15 d -14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, James A. Hayward, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Applied DNA Sciences, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 11, 2015

By:	/s/ JAMES A. HAYWARD
James A. Hayward
Chief Executive Officer
Applied DNA Sciences, Inc.

Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13 a -14(a) OR 15 d -14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Beth Jantzen, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Applied DNA Sciences, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 11, 2015

By:	/s/ BETH JANTZEN
Beth Jantzen, CPA
Chief Financial Officer
Applied DNA Sciences, Inc.

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James A. Hayward, Chief Executive Officer of Applied DNA Sciences, Inc. (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, hereby certifies pursuant to the requirements of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

●	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

●	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

By:	/s/ JAMES A. HAYWARD
James A. Hayward
Chief Executive Officer
Applied DNA Sciences, Inc.
Dated: May 11, 2015

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Beth Jantzen, Chief Financial Officer of Applied DNA Sciences, Inc. (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, hereby certifies pursuant to the requirements of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

●	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

●	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

By:	/s/ BETH JANTZEN
Beth Jantzen, CPA
Chief Financial Officer
Applied DNA Sciences, Inc.
Dated: May 11, 2015

Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied DNA Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

APPLIED DNA SCIENCES, INC.
50 HEALTH SCIENCES DRIVE
STONY BROOK, NEW YORK 11790
(631) 240-8800

May 6, 2015
Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Applied DNA Sciences, Inc. (“Applied DNA Sciences,” the “Company,” “we” or “us”) to be held at 10:00 a.m., local time, on Tuesday, June 16, 2015, at the Center of Excellence in Wireless and Information Technology, Stony Brook, New York 11790.  Directions to the Center of Excellence in Wireless and Information Technology can be found on our website at www.adnas.com.

At the meeting you will be asked to elect six directors, to approve an amendment to our 2005 Incentive Stock Plan to increase  the number of shares of our common stock that can be issued pursuant thereto to 8,333,333 and to extend the expiration date thereof to January 25, 2025, and to ratify our appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.  In addition, we will be pleased to report on our affairs and a discussion period will be provided for questions and comments of general interest to stockholders. Detailed information with respect to these matters is set forth in the accompanying Proxy Statement.

We look forward to greeting personally those stockholders who are able to attend the meeting in person.  However, whether or not you plan to be with us at the meeting, it is important that your shares be represented.  Stockholders of record at the close of business on April 17, 2015 are entitled to notice of and to vote at the meeting. We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. On or about May 6, 2015, we will mail to our stockholders a Notice of Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2014 Annual Report and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, you can also vote by mail  pursuant to instructions provided on the proxy card.  Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support of Applied DNA Sciences.

Very truly yours,

/s/ James A. Hayward
James A. Hayward
Chairman, President
and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
To Be Held on June 16, 2015

This proxy statement, along with our 2014 annual report to stockholders, is available free of charge at the following website: www.proxyvote.com.

APPLIED DNA SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2015 Annual Meeting of Stockholders will be held on Tuesday, June 16, 2015 at 10:00 a.m., local time, at the Center of Excellence in Wireless and Information Technology, Stony Brook, New York 11790 for the following purposes:

●	to elect six directors, constituting the entire Board of Directors, to serve for the ensuing year;

●
to  approve an amendment to our 2005 Incentive Stock Plan to increase  the number of shares of our common stock that can be issued pursuant thereto to 8,333,333 and to extend the expiration date thereof to January 25, 2025;

●	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

●	to consider and act upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.

All stockholders of record at the close of business on April 17, 2015 are entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.  A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at Applied DNA Sciences, 50 Health Sciences Drive, Stony Brook, New York 11790.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Stony Brook, New York May 6, 2015	Dr. Ming-Hwa Benjamin Liang Secretary

APPLIED DNA SCIENCES, INC.
50 HEALTH SCIENCES DRIVE
STONY BROOK, NEW YORK 11790

PROXY STATEMENT

Our Board of Directors has made this proxy statement and related materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Applied DNA Sciences to be held on June 16, 2015, beginning at 10:00 a.m., local time, at the Center of Excellence in Wireless and Information Technology, Stony Brook, New York 11790, and at any postponements or adjournments of the Annual Meeting.  As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

About the Annual Meeting

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the internet.  Accordingly, we are sending a Notice Regarding Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date.  The mailing of the Notice to our stockholders is scheduled to begin on or about May 6, 2015.  All stockholders will have the ability to access the proxy materials and the Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2014 on a website referred to in the Notice or request to receive a printed set of the proxy materials and that Annual Report.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.  Stockholders may also request to receive proxy materials and our Annual Report on Form 10-K, as amended, in printed form by mail or electronically by e-mail on an ongoing basis.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	View our proxy materials for the Annual Meeting on the internet; and

●	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

1

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of the election of six directors, the approval of  an amendment to our 2005 Incentive Stock Plan to increase  the number of shares of our common stock that can be issued pursuant thereto to 8,333,333 and to extend the expiration date thereof to January 25, 2025, and  the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015 and such other business that may properly come before the meeting.  In addition, management will report on our performance during the fiscal year ended September 30, 2014 and more recent developments and respond to questions from stockholders.  Our Board of Directors is not currently aware of any other matters which will come before the meeting.

How do proxies work?

The Board of Directors is asking for your proxy.  Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may vote for all, some, or none of our director nominees.  You may vote for or against, or abstain from voting on, the approval of an amendment to our 2005 Incentive Stock Plan.  You may also vote for or against the ratification of our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 17, 2015, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting, or any postponements and adjournments of the meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

On April 17, 2015, the record date for the meeting, there were 21,380,202 shares of common stock outstanding.  Each outstanding share of common stock is entitled to one vote on each of the matters presented at the Annual Meeting or postponements and adjournments of the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, 21,380,202 shares of common stock, representing the same number of votes, were outstanding.  Thus, the presence of holders representing at least 10,690,102 shares will be required to establish a quorum.  If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum, but otherwise shall have no effect since the shares are not entitled to vote with regard to a proposal.

How can I vote my shares?

In person.  Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.  Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

2

By proxy.  Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by proxy.  You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the instructions provided on the proxy card.

What happens if additional matters are presented at the Annual Meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Ms. Debbie Bailey and Ms. Beth Jantzen, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee.  You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

●
Non-Discretionary Items.  The election of directors and the approval of an amendment to our 2005 Incentive Stock Plan to increase  the number of shares of our common stock that can be issued pursuant thereto to 8,333,333 and to extend the expiration date thereof to January 25, 2025 are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

●
Discretionary Items.  The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015 is a discretionary item.  Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

We encourage you to provide instructions to your broker regarding the voting of your shares.

Can I change my vote or revoke my proxy?

Yes.  You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy).  Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.  Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or sent to the Company’s principal executive offices.  If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

3

What are the Board of Directors’ recommendations?

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If no instructions are indicated, the shares will be voted as recommended by the Board of Directors:  in favor of our director nominees, for approval of an amendment to our 2005 Incentive Stock Plan to increase  the number of shares of our common stock that can be issued pursuant thereto to 8,333,333 and to extend the expiration date thereof to January 25, 2025 and for the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.  If any other matters are properly presented for consideration at the meeting, the individuals named as proxy holders, Ms. Debbie Bailey and Ms. Beth Jantzen, will vote the shares that they represent on those matters as recommended by the Board of Directors.  If the Board of Directors does not make a recommendation, then they will vote in accordance with their best judgment.  In summary, the Board of Directors recommends a vote:

●	to approve Proposal No. 1, for election of the nominated slate of six directors to serve for the ensuing year;

●
to approve Proposal No. 2, for the approval of an amendment to our 2005 Incentive Stock Plan to increase  the number of shares of our common stock that can be issued pursuant thereto to 8,333,333 and to extend the expiration date thereof to January 25, 2025; and

●	to approve Proposal No. 3, for ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes.  If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.  We have engaged Kingsdale Shareholder Services to assist in soliciting proxies on our behalf. Kingsdale Shareholder Services  may solicit proxies personally, electronically or by telephone. We have agreed to pay Kingsdale Shareholder Services a fee of $9,000 for its services. We have also agreed to reimburse Kingsdale Shareholder Services for its reasonable out-of-pocket expenses and to indemnify Kingsdale Shareholder Services and its employees against certain liabilities arising from or in connection with the engagement.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting.  Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

4

We encourage you to vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

5

PROPOSAL NO. 1—
ELECTION OF DIRECTORS

General Information

Six directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting to serve until the 2016 Annual Meeting of Stockholders or until their respective successors are elected and qualified.  All of the nominees are our current directors and have been nominated for election by our Board of Directors.  It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of these nominees to serve until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified.  Our Certificate of Incorporation provides that the number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Company’s Bylaws, which provide that the number of directors is determined by resolution of the Board of Directors, provided the Board of Directors shall consist of at least one member.  On July 11, 2011, Delabarta, Inc. (“Delabarta”), a wholly owned subsidiary of ABARTA, Inc. (“ABARTA”), participated as an investor in the Company’s private placement of our common stock, described in our Current Report on Form 8-K filed with the SEC on July 15, 2011.  In connection with the investment in the Company by Delabarta, we agreed to use best efforts to nominate its designee, Mr. John Bitzer, to the Board and elect Mr. Bitzer as a director within 30 days of the closing and to nominate and include Mr. Bitzer on the slate of nominees for the Board of Directors for election by stockholders at the annual meetings of stockholders for so long as Delabarta owns at least 2% of the outstanding shares of common stock.

Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies, Ms. Debbie Bailey and Ms. Beth Jantzen, will vote the shares that they represent for such other persons as the Board of Directors may recommend.  The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.  The directors standing for re-election are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

James A. Hayward, Ph.D., Sc.D.	61	2005
Dr. James A. Hayward has been our Chief Executive Officer since March 17, 2006 and our President and the Chairman of the Board of Directors since June 12, 2007.  He was previously our acting Chief Executive Officer since October 5, 2005. He also served as Acting Chief Financial Officer from August 20, 2013 through October 13, 2013.  Dr. Hayward received his Ph.D. in Molecular Biology from the State University of New York at Stony Brook in 1983 and an honorary Doctor of Science from the same institution in 2000.  His experience with public companies began with the co-founding of one of England’s first biotechnology companies—Biocompatibles.  Following this, Dr. Hayward was Head of Product Development for the Estee Lauder companies for five years.  In 1990 he founded The Collaborative Group, a provider of products and services to the biotechnology, pharmaceutical and consumer-product industries based in Stony Brook, where he served as Chairman, President and Chief Executive Officer for 14 years.  During this period, The Collaborative Group created several businesses, including The Collaborative BioAlliance, a contract developer and manufacturer of human gene products, that was sold to Dow Chemical in 2002, and Collaborative Labs, a service provider and manufacturer of ingredients for skincare and dermatology that was sold to Engelhard (now BASF) in 2004. Dr. Hayward also serves on the Board of Directors for the Regents Council, Softheon Corporation and Ward Melville Heritage Organization.

6

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Our Board believes that Dr. Hayward’s current role as our Chief Executive Officer and President, the capital investments he has made to the Company throughout his tenure with us and his former senior executive positions in our industry make him an important contributor to our Board.

John Bitzer, III	54	2011
John Bitzer, III, joined the Board of Directors on August 10, 2011.  Mr. Bitzer is President and Chief Executive Officer of ABARTA, Inc., a private, third and fourth generation family holding-company with operations in the soft drink, energy, and frozen food industries (“ABARTA”).  In 1985, Mr. Bitzer began his career in sales for the Cleveland Coca-Cola Bottling Company.  He has been Publisher of Atlantic City Magazine in Atlantic City, N.J.  In 1994 he founded the ABARTA Media Group and held the position of Group Publisher.  In 1997 he was named President and Chief Operating Officer of ABARTA and has been President and Chief Executive Officer since 1999.  Mr. Bitzer has a degree from the University of Southern California and an MBA from the University of Michigan.

Our Board believes that Mr. Bitzer’s professional and management experience in investing in and building growing enterprises make him an important contributor to the Board.

Joseph D. Ceccoli	52	2014
Joseph D. Ceccoli was appointed to the Board of Directors on December 3, 2014.  Since 2010, Mr. Ceccoli has been the Founder, President and CEO of Biocogent, LLC, a bioscience company located at the Stony Brook Long Island High Technology Incubator.  Biocogent is focused on the invention, development and commercialization of skin-active molecules and treatment products used in regulated (OTC / Med-care), personal care and consumer products.  Prior to starting Biocogent, Mr. Ceccoli was Global Director of Operations for BASF Corporation, a global Fortune 100 company and the world’s largest global chemical company, where he was responsible for the integration, operations and growth of domestic and overseas business units from 2007 to 2008.  Prior to BASF, Mr. Ceccoli was a General Manager for Engelhard Corporation, a US based fortune 500 company and chief operating officer of the Long Island based Collaborative Group from 2004 to 2007.  Mr. Ceccoli holds a Bachelor of Science Degree in Biotechnology from Rochester Institute of Technology and advanced professional training in various pharmaceutical sciences, emulsion chemistry, engineering and management disciplines.  He is a member of numerous professional organizations such as the American Chemical Society and the Society of Cosmetic Chemists.

Our Board believes that Mr. Ceccoli’s professional, operational and management experience make him an important contributor to our Board.

7

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Charles S. Ryan	50	2011
Dr. Charles S. Ryan joined the Board of Directors on August 10, 2011.  Since March 2015, Dr. Ryan has been Vice President and General Counsel for Cold Spring Harbor Laboratory, a preeminent international research institution. Prior to that, Dr. Ryan was the Senior Vice President, and Chief Intellectual Property Counsel at Forest Laboratories, where he was employed from 2003 to 2014.  Dr. Ryan has over 20 years’ experience in managing all aspects of intellectual property litigation, conducting due diligence investigations and prosecuting patent and trademark applications in the pharmaceutical and biotechnology industries.  Dr. Ryan earned a doctorate in oral biology and pathology from SUNY Stony Brook and a law degree from Western New England College School of Law.

Our Board believes that Mr. Ryan’s expertise as chief intellectual property counsel at a global company makes him an important contributor to the Board.

Yacov A. Shamash	65	2006
Dr. Yacov A. Shamash has been a member of the Board of Directors since March 17, 2006.  Dr. Shamash is Vice President of Economic Development at the State University of New York at Stony Brook.  From 1995 to 2004, he was the Dean of Engineering and Applied Sciences at the Harriman School for Management and Policy at the University. He was founder of the New York State Center for Excellence in Wireless Technologies at the University.  Dr. Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992.  Dr. Shamash also serves on the Board of Directors of Keytronic Corp.

8

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

As Vice President of Economic Development at the State University of New York at Stony Brook, Dr. Shamash daily encounters leaders of businesses large and small, regional and global in their reach and, as a member of our Board, has played an integral role in our business development by providing the highest-level introductions to customers, channels to market and to the media.  Dr. Shamash also brings to our Board his valuable experience gained from serving as a director at other private and public companies.

			Our Board believes that Dr. Shamash’s professional and management experience, service on other companies’ boards and education make him an important contributor to our Board.

Sanford R. Simon	72	2006
Dr. Sanford R. Simon has been a member of the Board of Directors since March 17, 2006.  Dr. Simon has been a Professor of Biochemistry, Cell Biology and Pathology at Stony Brook since 1997.  He joined the faculty at Stony Brook as an Assistant Professor in 1969 and was promoted to Associate Professor with tenure in 1975.  Dr. Simon was a member of the Board of Directors of The Collaborative Group from 1995 to 2004.  From 1967 to 1969 Dr. Simon was a Guest Investigator at Rockefeller University.  Dr. Simon received a B.A. in Zoology and Chemistry from Columbia University in 1963, a Ph.D. in Biochemistry from Rockefeller University in 1967, and studied as a postdoctoral fellow with Nobel Prize winner Max Perutz in Cambridge, England.  He maintains an active research laboratory studying aspects of cell invasion in cancer and inflammation and novel strategies of drug delivery; he also teaches undergraduate, graduate, medical and dental students.

Dr. Simon is an expert at the use of large biomolecules in commercial media, and we have made use of his expertise in formulating DNA into commercial carriers for specific customers. As a member of our Board, Dr. Simon has advised us on patents, provided technical advice, and introduced us to corporate partners and customers.

Our Board believes that Dr. Simon’s professional experience, expertise, and education make him an important contributor to our Board.

9

Vote Required

The Board of Directors recommends a vote “FOR” the election of each of the nominees to the Board of Directors set forth in this Proposal No. 1.

The six nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, will be elected as our directors.  It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of these nominees.  Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes.  However, the number of votes otherwise received by the nominee will not be reduced by such action.  In the absence of instructions to the contrary, the shares represented thereby will be voted “FOR” all the nominees set forth above.

10

PROPOSAL NO. 2—
APPROVAL OF AMENDMENT TO OUR 2005 INCENTIVE STOCK PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to our 2005 Incentive Stock Plan (the “2005 Plan”) increasing the maximum number of shares of our common stock that may be issued under the 2005 Plan to 8,333,333 and extending  the expiration date of the 2005 Plan to January 25, 2025.

On January 21, 2015, our Board of Directors unanimously adopted an amendment to our 2005 Plan that will increase the total number of shares of common stock that can be issued under the 2005 Plan from 5,833,334 shares to 8,333,333 shares and that will extend the expiration date of the 2005 Plan from January 25, 2015 to January 25, 2025 (the “Amendment”).  The effectiveness of the  Amendment is subject to approval by the Company’s stockholders at the Annual Meeting.  Our executive officers and directors have an interest in the Amendment because they are eligible for awards under the 2005 Plan and the exercisability of an award of options to purchase 30,000 shares granted to Beth Jantzen, our Chief Financial Officer, on February 15, 2015 is conditioned on approval of the Amendment.

The 2005 Plan is intended to be a flexible vehicle through which we may offer equity-based compensation incentives in order to attract, motivate, reward and retain qualified directors, executives, and other key personnel and to further align their interests with those of our stockholders.  Our Board of Directors believes that the 2005 Plan is an essential element in our executive compensation program and that the proposed increase in authorized shares as well as the extension of the expiration date of the 2005 Plan will enable the Company to continue making an adequate level of awards under the 2005 Plan for the next three to five years. The Board of Directors also believes that extending the term of the 2005 Plan without also increasing the number of authorized shares that can be issued would be relatively ineffective (in the sense that the number of remaining available shares would be insufficient to cover an appropriate level of awards for more than approximately one and one-half years).

If our stockholders do not approve this proposal, the 2005 Plan will have expired by its terms on January 25, 2015, no further awards could be made under the 2005 Plan, and we will have lost our only vehicle for providing equity-based compensation to our directors, executives and other key personnel. The Board believes this would present serious challenges to our ability to attract and retain management and other key personnel and would be detrimental to our business and the interests of our stockholders.  Accordingly, our Board of Directors recommends the approval of the Amendment.

Description of the 2005 Plan

The following description of the 2005 Plan, as amended, is qualified in its entirety by reference to the full text of the 2005 Plan, as amended and restated in its entirety to reflect the changes described in this proxy statement, a copy of which is attached to this proxy statement as Appendix A.

Types of Awards

Awards under the 2005 Plan may be in the form of options to purchase shares of our common stock (including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options which do not qualify as ISOs), restricted stock awards, deferred stock awards and other forms of stock based awards.

11

Authorized Shares; Limitations on Awards

Assuming that our stockholders approve this proposal, subject to adjustment to reflect stock splits, stock dividends and other changes in capitalization, an aggregate of 8,333,333 shares of our common stock may be issued under the 2005 Plan. This represents an increase of 2,399,999 shares over the 5,833,334 shares that were authorized prior to the Amendment. For the purpose of determining the number of shares available for issuance under the 2005 Plan, shares subject to an award that is forfeited, terminated or expired will remain available for issuance pursuant to the 2005 Plan. The maximum number of shares that may be issued pursuant to awards made under the Plan to any individual in any calendar year is 833,334.

As of April 17, 2015,  a total of 211,252 shares have been issued under the 2005 Plan and options to purchase an additional 4,253,962 shares have been granted.  The outstanding options had a weighted average exercise price of $4.30.  As of April 17, 2015, we had 1,579,372 remaining shares available for issuance under our 2005 Plan (assuming all of the shares subject to outstanding options are issued).  If the Amendment  is approved, a total of 4,079,371 shares of our common stock will remain available for future issuance under our 2005 Plan (assuming all outstanding options become vested and are settled in shares).  To date, no other shares of restricted stock or other non-option forms of award have been granted under the 2005 Plan.  As of April 17,  2015, the fair market value of our common stock was $2.66.

Eligibility

Awards under the 2005 Plan may be granted to any of our directors, officers, employees or consultants.  ISOs may only be issued to our employees.  There are currently approximately 52 employees and six non-employee directors eligible to be granted options under the 2005 Plan.

Administration of the 2005 Plan

The 2005 Plan is administered by the Compensation Committee or the Board of Directors.

Terms and Conditions of Awards under the 2005 Plan

Subject to the provisions of the 2005 Plan, the Compensation Committee, acting in its discretion, has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the 2005 Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the 2005 Plan.

Stock Options.  Stock options shall have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine.  The exercise price per share of our common stock covered by an option may not be less than 100% of the fair market value per share on the date of grant (110% of fair market value in the case of ISOs granted to an employee who is a 10% stockholder within the meaning of the Internal Revenue Code).  The Compensation Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a broker assisted cashless exercise procedure, or by delivery to the Company unrestricted shares of previously owned shares of our common stock. The Compensation Committee may also permit a “net” exercise pursuant to which the Company withholds option shares with a fair market value equal to the exercise price. Unless sooner terminated, an option shall automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary in the case of an ISO granted to an employee who is a 10% stockholder).  Unless the terms of an option provide otherwise, the non-vested portion of an option will be forfeited upon termination of a participant’s employment or other service, and the vested portion will terminate if and to the extent it is not exercised within 90 days after termination of employment (one year if the termination is due to death or disability).  However, if a participant’s employment or service is terminated for “cause” (as defined in the 2005 Plan), the participant’s outstanding options will terminate immediately, whether or not otherwise vested.  If we are sold or merge with another company, outstanding options may be converted into economically equivalent options of the acquiring or successor company.  In general, if the outstanding options are not so converted, then vesting of the options may be accelerated and any outstanding options that are not exercised will terminate immediately before the sale or merger is completed.

12

Restricted Stock and other Stock Awards.  In general, restricted stock is common stock that is subject to transfer restrictions and forfeiture conditions as determined by the Compensation Committee.  Restricted stock awards may vest on the basis of the satisfaction of performance conditions established by the Compensation Committee and/or on completion of a specified period of service. The Compensation Committee may provide that participants who receive restricted stock awards are entitled to vote their shares of restricted stock and/or receive the dividends paid on the shares.

In general, a deferred stock award is a right to receive shares of our common stock (or cash equal to the value of such shares) in the future, subject to such conditions as the Compensation Committee may determine.  Vesting of deferred stock awards may be subject to the satisfaction of performance conditions established by the Compensation Committee and/or to the continuing performance of services over a specified period of time.  The holder of a deferred stock award has no rights as a stockholder with respect to the underlying shares unless and until the award vests and the award is settled in shares.  Settlement will occur as soon as practicable after the date such award becomes earned and vested, but no later than March 15 of the following year.  However, the Compensation Committee may provide for the payment of dividend equivalents in the form of cash or shares in an amount equal to the dividends that would have been payable if the shares were outstanding, and may subject the payment of such dividend equivalents to the vesting and other conditions applicable to the original shares covered by the award.

Amendment and Termination

Our Board of Directors may terminate the 2005 Plan or amend it in any respect, except that stockholder approval shall be required for any amendment that would (a) increase the number of shares subject to the 2005 Plan, (b) decrease the price at which awards may be granted, (c) materially increase the benefits to participants, or (d) change the class of persons eligible to receive awards.  However, participant consent will be required with respect to an amendment that would alter or impair the participant’s rights and obligations under any outstanding award.  If the proposed Amendment is approved by stockholders, the term of the 2005 Plan will be extended to January 25, 2025. If the proposal is not approved, the 2005 Plan will cease to exist. Any awards outstanding at the time of the termination or expiration of the 2005 Plan will continue in accordance with their terms.

Certain Federal Income Tax Consequences

Stock Options

The grant of a stock option under the 2005 Plan is not a taxable event to the participant for federal income tax purposes.  In general, in the case of an option that is not an ISO, a participant will realize ordinary income when the option is exercised equal to the then difference between the value of the shares at the time of exercise and the exercise price, and we will be entitled to a corresponding deduction.  In the case of an ISO, a participant will generally not realize taxable income upon exercise of the option, except the exercise may trigger alternative minimum tax.  The participant will realize taxable income upon the disposition of shares acquired by the exercise of an ISO. If the disposition occurs within two years from the option grant date or one year from the exercise date, then any gain on the disposition will be ordinary income to the extent of the difference between the value of the shares on the date of exercise and the exercise price, and we will be entitled to a corresponding deduction.  Any remaining gain will be capital gain.  If the disposition occurs after both of those holding periods are met, any gain on a subsequent disposition of the shares will be long-term capital gain and we will not be entitled to a deduction.

13

Other Stock Awards

A participant who receives restricted stock under a restricted stock award will generally realize ordinary income equal to the fair market value of the shares at the time the restrictions lapse (i.e., when the shares become vested), and we will generally be entitled to a corresponding deduction.  A participant may make an “early income election” within 30 days of the receipt of restricted shares of common stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the fair market value of the shares on that date and the amount, if any, paid for the shares.  If the early election is made, no income will be realized by the participant if and when the shares become vested and any gain realized upon a subsequent sale of the shares will be capital gain.  Our deduction will generally be limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives a deferred stock award will generally realize ordinary income as and when the vesting conditions of the award are met and the shares covered by the vested award are delivered to the participant, in an amount equal to the then fair market value of the shares, and, in general, we will be allowed a corresponding deduction. Other awards generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares.   We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, and we will not be entitled to a tax deduction relating to amounts that represent capital gain to a participant.

Section 162(m) of the Internal Revenue Code imposes an annual $1 million limit on the amount of compensation that may be deducted with respect to the Chief Executive Officer and the next three most highly compensated named executive officers other than the Chief Financial Officer. Certain “performance-based” compensation is not taken into account in applying the annual deduction limitation. It is contemplated that the Company may make option awards under the 2005 Plan that are intended to qualify for the performance-based compensation exemption. Nevertheless, that is only one of many factors that would be considered in connection with awards made under the 2005 Plan, and, as it deems appropriate, the Compensation Committee may grant awards which will not qualify for the exemption from the $1 million annual deduction limitation.

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE 2005 PLAN AND DOES NOT PURPORT TO BE COMPLETE. THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS.

14

New Plan Benefits

The following table provides information with respect to equity to be granted to certain persons and groups of persons pursuant to the 2005 Plan, if the Amendment is approved by the stockholders:

Amended Plan
Name and Position	Dollar Value	Number of Options
James A. Hayward, Chairman, Chief Executive Officer and President (1)	$—	—
Karol K. Gray, former Chief Financial Officer (1)	—	—
Judith Murrah, Chief Information Officer (1)	—	—
Ming-Hwa Liang, Chief Technology Officer and Secretary (1)	—	—
Executive Group (2)	$95,326	30,000
Non-Executive Director Group (3)	$300,000	—
Non-Executive Officer Employee Group (1)	$—	—

(1) Future awards under the 2005 Plan are indeterminable. No arrangements have been made at this time with respect to the shares reserved for issuance under the 2005 Plan except as set forth in (2) below.

(2) Includes options to purchase 30,000 shares of common stock granted to Beth Jantzen, our Chief Financial Officer, the exercise of which is subject to stockholder approval of this Proposal No. 2.
(3) Includes options to purchase common stock having a fair value of $60,000 as determined using the Black Scholes value, or as determined by the Compensation Committee, granted to each of our non-employee directors annually.

Equity Compensation Plan Information

The following table sets forth information as of April 17, 2015 with respect to the 2005 Plan, which has been approved by our stockholders, as well as equity compensation plans which have not been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)		(b)	(c)

Equity compensation plans approved by security holders	3,812,228	(1)	$4.30	4,079,371	(2)

2005 Incentive Stock Plan

Equity compensation plans not approved by security holders (3)	277,240		$3.57	—

Total	4,089,468		$4.25	4,079,371

(1)	The exercise of 30,000 of these options is subject to stockholder approval of Proposal No. 2 of this proxy statement.

(2)	Assumes stockholder approval of Proposal No. 2.

(3)	Includes 277,240 warrants to purchase common stock issued as compensation to the underwriters in our November 2014 and April 2015 public offerings.

15

Vote Required

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the amendment to the 2005 Plan to increase the number of shares of common stock issuable under the 2005 Plan from 5,833,334 to 8,333,333 shares and to extend the expiration date of the 2005 Plan to January 25, 2025. Broker non-votes, if any, with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter and will not be counted in determining the number of votes necessary for approval, although they will be counted in determining if a quorum is present.  However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the meeting entitled to vote.  Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.  It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the Amendment.  If no instructions are indicated, the shares will be voted “FOR” the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR 2005 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE 2005 PLAN FROM 5,833,334 TO 8,333,333 AND TO EXTEND THE EXPIRATION DATE OF THE 2005 PLAN TO JANUARY 25, 2025.

16

PROPOSAL NO. 3—
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
ACCOUNTING FIRM

Our Board of Directors has appointed Marcum LLP (“Marcum”) as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2015. Marcum has been our independent registered public accounting firm since it was appointed on June 23, 2014 to audit our consolidated financial statements for the fiscal year ending September 30, 2014. Since that date Marcum has provided us certain tax and other audit-related services. The Board has directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Representatives of Marcum LLP are expected to be present at the annual meeting, in person or telephonically, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in our and our stockholders’ best interests.  If the appointment is not ratified by our stockholders, the Board of Directors may reconsider whether it should appoint another independent registered public accounting firm.

RBSM LLP (“RBSM”) served as our independent registered public accounting firm for the fiscal years ended September 30, 2013 and September 30, 2012. See “—Change in Independent Registered Public Accounting Firm” below. We do  not expect that a representative from RBSM will be present at the annual meeting.

Audit Fees

The following table sets forth fees billed to us by our current and former independent auditors during the fiscal years ended September 30, 2014 and 2013 for:  (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

RBSM LLP (1)	Fiscal year ended
	September 30, 2014	September 30, 2013
(i) Audit Fees	$98,500	$75,000
(ii) Audit Related Fees	37,000	9,000
(iii) Tax Fees	7,000	7,000
(iv) All Other Fees	—	—
Total Fees	$142,500	$91,000

Marcum LLP (2)	Fiscal year ended
	September 30, 2014	September 30, 2013
(i) Audit Fees	$104,000	$—
(ii) Audit Related Fees	—	—
(iii) Tax Fees	—	—
(iv) All Other Fees	—	—
Total Fees	$104,000	$—

(1)	RBSM served as our independent auditors through June 23, 2014.
(2)	Marcum has served as our current independent auditors since June 23, 2014.

17

Audit Fees – Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Marcum and RBSM  with respect to the fiscal years ended September 30, 2014 and 2013, respectively, in connection with statutory and regulatory filings or engagements.

Audit Related Fees – Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services consist of responding to SEC comments in connection with our filings with the SEC and the review of and consent to registration statements.

 Tax Fees – Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees – Consists of fees for products and services other than the services reported above.  There were no management consulting services provided in fiscal 2013 and 2014.

The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Change in Independent Registered Public Accounting Firm

Effective June 23, 2014, we appointed Marcum as our independent registered public accounting firm for the fiscal year ending September 30, 2014, and dismissed RBSM  as our independent registered public accounting firm. Both actions were approved by our Audit Committee.

As described below, the change in independent registered public accounting firms was not the result of any disagreement with RBSM.

The reports issued by RBSM with respect to our consolidated financial statements for the fiscal years ended on September 30, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years (and the subsequent interim periods preceding RBSM’s dismissal), there were no disagreements between us and RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreement(s) in connection with its report(s).

During the fiscal years ended September 30, 2013 and 2012, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in RBSM’s report dated May 1, 2014 (which was included in our 2013 Form 10-K/A) on  our internal control over financial reporting as of September 30, 2013, RBSM expressed an adverse opinion on the effectiveness of our internal control over financial reporting due to the existence of the material weakness identified and described in “Management’s Report on Internal Control Over Financial Reporting” under Item 9A in our fiscal year ended September 30, 2013 Form 10-K/A.

As required by Item 304(a)(3) of Regulation S-K, we furnished a copy of the above disclosures to RBSM and requested that RBSM furnish us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether RBSM agrees with the above statements. A copy of RBSM’s letter to the SEC, dated June 25, 2014, is filed as Exhibit 16.1 to our  Current Report on Form 8-K dated June 23, 2014.

18

No consultations occurred between us and Marcum during the two most recent fiscal years and the subsequent interim periods prior to Marcum’s appointment regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Report

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the Company’s accounting and financial reporting processes and the audits of its financial statements and assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and independent auditors and the compliance by the Company with legal and regulatory requirements.

The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards.  Marcum  is responsible for performing an independent audit of the Company’s consolidated financial statements for the fiscal year ending September 30, 2015 in accordance with the standards of the Public Company Accounting Oversight Board (United States).  The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2014 with management.  The audit committee discussed with Marcum   the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The audit committee considered any fees paid to Marcum  for the provision of non-audit related services and does not believe that these fees compromised Marcum’s  independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2014, for filing with the SEC.

THE AUDIT COMMITTEE

John Bitzer, III (Chair)
Charles Ryan
Yacov Shamash

19

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditors and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of Marcum  as our independent registered public accounting firm for the fiscal year ending September 30, 2015.  Abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the meeting entitled to vote.  Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.  It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the ratification of Marcum.  If no instructions are indicated, the shares will be voted “FOR” the ratification of Marcum  as our auditors for the fiscal year ending September 30, 2015.

OUR BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 “RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM” TO BE IN OUR AND OUR STOCKHOLDERS’ BEST INTERESTS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

20

MANAGEMENT AND CORPORATE GOVERNANCE

Information Regarding the Board of Directors

Members

Our Board of Directors currently consists of six members:  James A. Hayward, John Bitzer, III, Joseph D. Ceccoli, Charles Ryan, Yacov Shamash and Sanford R. Simon.  Our Board of Directors has nominated the six incumbent directors for election at the Annual Meeting.  Please see “Proposal No. 1—Election of Directors” for the names, ages and business experience of each of the Company’s director nominees for election at the Annual Meeting.

Director Independence

The Board of Directors has determined that currently and at all times during the fiscal year ended September 30, 2014, each of our directors other than Dr. Hayward are “independent” as defined by the listing standards of the Nasdaq Stock Market, constituting a majority of independent directors of our Board of Directors as required by the rules of the Nasdaq Stock Market.  The Board of Directors considers in its evaluation of independence whether any director has a relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities of a director.

Board of Directors Structure and Committee Composition

In June 2008, our Board of Directors established a standing compensation committee and in September 2011, our Board of Directors established an audit committee and a nominating committee.  Each of the committees operates under a written charter adopted by the Board of Directors.  All of the committee charters are available on our web site at http://www.adnas.com/investors or by writing to Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, c/o Investor Relations.

During fiscal 2014, the Board of Directors held six formal meetings and acted by unanimous written consent five times.  Each director attended at least 75% of all meetings of the Board of Directors and applicable committee meetings.

The membership of each of the audit committee, the compensation committee, and the nominating committee is composed entirely of independent directors.  In addition, the members of the audit committee meet the heightened standards of independence for audit committee members required by SEC rules and NASDAQ rules.  The committee membership and the responsibilities of each of the committees are described below.

Name	Audit	Compensation	Nominating
James A. Hayward	—	—	—
John Bitzer, III (I)
Joseph D. Ceccoli (I)	—	—	—
Charles S. Ryan (I)			—
Yacov A. Shamash (I)
Sanford R. Simon (I)	—	—

           Chairperson
           Member
(I)           Independent director

21

Audit Committee

Messrs. Bitzer (Chairperson), Ryan and Shamash currently serve on the audit committee. The Board of Directors has determined that each member of the audit committee is independent within the meaning of the director independence standards of the company and NASDAQ as well as the heightened director independence standards of the SEC for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act.  The Board of Directors has also determined that each of the members of the audit committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. Bitzer is an “audit committee financial expert” as defined in the Exchange Act.

The composition and responsibilities of the audit committee and the attributes of its members, as reflected in the charter, are intended to be in accordance with applicable requirements for corporate audit committees.  The audit committee charter will be reviewed, and amended if necessary, on an annual basis.

The audit committee assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and the disclosure and financial reporting process, our system of internal controls, our internal audit function, the qualifications, independence and performance of our independent registered public accounting firm, compliance with our code of ethics and legal and regulatory requirements.  The audit committee has the sole authority to appoint, retain, terminate, compensate and oversee the work of the independent registered public accounting firm, as well as to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of John Bitzer, III, Yacov Shamash (Chairperson) and Charles Ryan.  The compensation committee reviews and approves salaries and bonuses for all officers, administers options outstanding under our stock incentive plan, provides advice and recommendations to the Board regarding directors’ compensation and carries out the responsibilities required by SEC rules.  The compensation committee believes that its processes and oversight should be directed toward attracting, retaining and motivating employees and non-employee directors to promote and advance our interests and strategic goals.  As requested by the compensation committee, the Chief Executive Officer will provide information and may participate in discussion regarding compensation for other executive officers.  The compensation committee does not utilize outside compensation consultants but considers other general industry information and trends if available.

Nominating Committee

Messrs. Shamash (Chairperson), Bitzer and Simon currently serve on the nominating committee.  The Board of Directors has determined that each member of the nominating committee is independent within the meaning of the director independence standards of the Company, NASDAQ and the SEC.

The nominating committee is responsible for, among other things: reviewing Board composition, procedures and committees, and making recommendations on these matters to the Board of Directors; and reviewing, soliciting and making recommendations to the Board of Directors and stockholders with respect to candidates for election to the Board.

Compensation Committee Interlocks and Insider Participation

None of the prospective members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers who will serve on our compensation committee or our Board of Directors.

22

Board Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee.  The Board of Directors believes that Dr. Hayward’s dual role as both Chairman of the Board and Chief Executive Officer serves the best interests of both the Company and its stockholders.  His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers.  Dr. Hayward possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the time and attention of the Board of Directors are focused on the most critical matters.  This structure also enables our Chief Executive Officer to act as a bridge between management and the Board of Directors, helping both to act with a common purpose.

The Board of Directors appreciates that the advantages gained by having a single Chairman and Chief Executive Officer must be viewed in light of potential independence concerns.  The Board considers, however, that we have adequate safeguards in place to address those concerns, including, for example, our Board of Directors consisting of a supermajority of independent directors.  In addition, our audit, compensation and nominating committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, and the development and implementation of corporate governance policies, each consist entirely of independent directors.

Our risk management program is overseen by our Chief Executive Officer.  Material risks are identified and prioritized by management, and each prioritized risk is referred to a Board Committee or the full Board of Directors for oversight.  For example, strategic risks are referred to the full Board while financial risks are referred to the Audit Committee.  The Board of Directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each.  Also, the Compensation Committee periodically reviews the most important risks to our business to ensure that compensation programs do not encourage excessive risk-taking and promote our goals and objectives.

Process for Identifying and Evaluating Nominees for the Board of Directors

Director Qualifications.  The nominating committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.

Identifying Nominees.  The nominating committee has two primary methods for identifying director candidates (other than those proposed by our stockholders, as discussed below).  First, on a periodic basis, the nominating committee will solicit ideas for possible candidates from a number of sources, including members of the Board of Directors, our executive officers and individuals personally known to the members of the Board of Directors.  Second, the nominating committee is authorized to use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

23

Stockholder Candidates.  The nominating committee will consider candidates for nomination as a director submitted by stockholders.  Although the nominating committee does not have a separate policy that addresses the consideration of director candidates recommended by stockholders, the Board of Directors does not believe that such a separate policy is necessary because our bylaws permit stockholders to nominate candidates and one of the duties set forth in the nominating committee charter is to consider director candidates submitted by stockholders in accordance with our bylaws.  The nominating committee will evaluate individuals recommended by stockholders for nomination as directors according to the criteria discussed above and in accordance with our bylaws and the procedures described under “Stockholder Proposals and Nominations” below.

Review of Director Nominees.  The nominating committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by our directors, executive officers, third-party search firms or other sources.  In evaluating proposed director candidates, the nominating committee may consider, in addition to any minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the proposed director candidate’s understanding of the company’s business and industry on a technical level, his or her judgment and skills, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her willingness to devote the time and effort necessary to be an effective board member, and the needs of the Board of Directors. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  However, the Board of Directors believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Directors to best fulfill its responsibilities to the long-term interests of our stockholders.  The nominating committee considers at least annually, and recommends to the Board of Directors suggested changes to, if any, the size, composition, organization and governance of the Board of Directors and its committees.

Director Attendance at Annual Meetings

Directors’ attendance at Annual Meetings of Stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company.  It is the policy of our Board of Directors that directors are strongly encouraged to attend all Annual Meetings of Stockholders.  Four of our five  directors attended the 2014 Annual Meeting of Stockholders.

Stockholder Communications with the Board

Stockholders and other interested parties may make their concerns known confidentially to the Board of Directors or the independent directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of the Secretary.  All such communications will be conveyed, as applicable, to the full Board of Directors, the specified independent director or the independent directors as a group.

Code of Ethics

Our Board of Directors adopted a “code of business conduct and ethics” (“code of ethics”) as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  The code of ethics is designed to codify the ethical standards that we believe are reasonably designed to deter wrong-doing.

24

We have established procedures to ensure that suspected violations of the code may be reported anonymously.  A current copy of our code of ethics is available on our website at http://www.adnas.com/investors.  A copy may also be obtained, free of charge, from us upon a request directed to Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, c/o Investor Relations.  We intend to disclose any amendments to or waivers of a provision of the code of ethics granted to directors and officers by posting such information on our website available at www.adnas.com and/or in our public filings with the SEC.

Executive Officers

Our current executive officers, and their ages and positions as of April 17, 2015, are set forth below.

James A. Hayward, age 61, has been our Chief Executive Officer since March 17, 2006 and our President and the Chairman of the Board of Directors since June 12, 2007.  He was previously our acting Chief Executive Officer since October 5, 2005. He also served as Acting Chief Financial Officer from August 20, 2013 through October 13, 2013.  Dr. Hayward received his Ph.D. in Molecular Biology from the State University of New York at Stony Brook in 1983 and an honorary Doctor of Science from the same institution in 2000.  His experience with public companies began with the co-founding of one of England’s first biotechnology companies–Biocompatibles.  Following this, Dr. Hayward was Head of Product Development for the Estee Lauder companies for five years.  In 1990 he founded The Collaborative Group, a provider of products and services to the biotechnology, pharmaceutical and consumer-product industries based in Stony Brook, where he served as Chairman, President and Chief Executive Officer for 14 years.  During this period, The Collaborative Group created several businesses, including The Collaborative BioAlliance, a contract developer and manufacturer of human gene products, that was sold to Dow Chemical in 2002, and Collaborative Labs, a service provider and manufacturer of ingredients for skincare and dermatology that was sold to Engelhard (now BASF) in 2004.

Beth Jantzen, age 38, was appointed as Chief Financial Officer of the Company, effective February 15, 2015. Ms. Jantzen held the position of Controller since May 2013. Prior to joining the company, Ms. Jantzen was a senior manager at Marcum LLP, the Company’s independent registered accounting firm since June 23, 2014, where she managed multiple engagements and specialized in SEC policies, practices and procedures, including Sarbanes-Oxley compliance. Ms. Jantzen holds a Bachelor of Science (BS) in Accounting from the State University of New York at Binghamton and is also a Certified Public Accountant (CPA).

Judith Murrah, age 56, has been our Chief Information Officer since June 1, 2013.  Ms. Murrah is responsible for information technology strategy and implementation.  Ms. Murrah comes to the Company from Motorola Solutions, which had acquired her former firm, Symbol Technologies.  She was Senior Director of Information Technology, overseeing global IT program management office, financial and supplier operations and quality assurance.  At Symbol, Ms. Murrah held leadership positions in product line management, global account sales, corporate and marketing communications and IT.  Ms. Murrah holds a Master of Business Administration (MBA) from Harvard Business School, and a Bachelor of Science (BS) in Industrial Engineering from the University of Rhode Island.  She is an author on eleven U.S. patents and one additional pending.  Ms. Murrah is co-founder and President of non-profit ConnectToTech, a recognized leader in engaging students in science, technology, engineering and math disciplines.  Ms. Murrah was named to 2005 and 2006 Top 50 Women of Long Island and received the inaugural 2001 Diamond Award for Long Island Women Leaders in Technology.

25

Ming-Hwa Liang, age 51, has been our Secretary and Strategic Technology Development Officer since October 2005.  Between May 1999 and September 2005, Mr. Liang had been the director of research and development at Biowell Technology Inc.  Mr. Liang received a B.S. in Bio-Agriculture from Colorado State University in 1989, a M.S. in Horticulture from the University of Missouri at Columbia in 1991, his Ph.D. in Plant Science from the University of Missouri at Columbia in 1997 and his LL.M. in Intellectual Property Law from Shih Hsin University, Taiwan in 2004.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors.  There are no family relationships among any of our directors or executive officers.

26

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Evolution of our Compensation Approach

Our compensation approach is necessarily tied to our stage of development as a company. We are principally devoted to developing DNA embedded biotechnology security solutions and to date, have had a limited operating history. As a company with a limited operating history, we have necessarily limited the establishment of extensive administrative and operating infrastructure, and a formal executive compensation policy has not been established. We have a compensation committee of the Board of Directors that is responsible for all compensation matters of our Chief Executive Officer. Historically, the compensation of all our other named executive officers was approved by our Board of Directors upon the recommendation of our compensation committee, which in turn relied upon the recommendation of our Chief Executive Officer. As discussed below, the recommendation of our Chief Executive Officer was largely discretionary, based on his subjective assessment of the particular executive. As we continue to grow, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. The compensation committee has overall responsibility for approving and evaluating our executive officers’ compensation plans, policies and programs. Our compensation program is designed to employ best practices in executive compensation and consider all relevant regulatory guidance regarding sound incentive compensation policies. The remainder of this section provides a general summary of our compensation policies and procedures.

Our Executive Compensation Philosophy and Objectives

General

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, we attempt to tailor an executive’s compensation to (1) retain and motivate the executive, (2) reward him or her upon the achievement of company-wide, and individual performance, and (3) align the executive’s interest with the creation of long-term stockholder value, without encouraging excessive risk taking. To that end, and within the context of the stage of our company, we have compensated our named executive officers through a mix of base salary, equity-based incentives, and cash bonuses.

Our business model is based on our ability to establish long-term relationships with clients and to maintain our strong mission, client focus, entrepreneurial spirit and team orientation. We have sought to create an executive compensation package that balances short-term versus long-term components when considering cash bonuses and employee options, in ways we believe are most appropriate to motivate senior management and reward them for achieving the following goals:

●	Develop a culture that embodies a commitment for our business, creative contribution and a drive to achieve established goals and performance objectives;

●	Provide leadership to the organization in such a way as to maximize the results of our business operations;

●	Lead us by demonstrating forward thinking in the operation, development and expansion of our business;

●	Effectively manage organizational resources to derive the greatest value possible from each dollar invested; and

27

●	Take strategic advantage of the market opportunity to expand and grow our business and revenues.

We believe that having a compensation program designed to align executive officers to meet our business objectives and to reinforce excellent performance and accountability is the cornerstone to successfully implement and achieve our strategic plan. In determining the compensation of our executive officers, we are guided by the following key principles:

●	Competition. Compensation should reflect the competitive marketplace, so we can retain, attract and motivate talented executives.

●
Accountability for Business Performance. Compensation should be tied to financial performance, so that executives are held accountable through their compensation for contributions to the performance of our company as a whole as well as their performance of the business unit for which they are responsible.

●
Accountability for Individual Performance. Compensation should be tied to the individual’s performance to encourage and reflect individual contributions to our company’s performance. We consider individual performance as well as performance of the businesses and responsibility areas that an individual oversees, and weigh these factors as appropriate in assessing a particular individual’s performance.

●	Alignment with Stockholder Interests. Compensation should be tied to our financial performance through equity awards to align executives’ interests with those of our stockholders.

Our executive compensation structure not only aims to be competitive in our industry, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short-term and long-term performance and relative to the value we deliver to our stockholders. We seek to maintain a performance-oriented culture and a compensation approach that rewards our executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved.

The Chief Executive Officer is the only named executive officer with an employment agreement. In addition, there is no change in control, severance or noncompetition agreements with any named executive officer, nor are we otherwise obligated to pay any named executive officers any amounts if there is a change in control of the Company or if such executive’s employment with us terminates, except for the Chief Executive Officer.

Determination of Executive Compensation Awards

The compensation committee establishes and monitors the basic philosophy governing the compensation of the Chief Executive Officer. On an annual basis, the compensation committee reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer including incentive compensation plans and equity-based plans. Historically, compensation decisions for all other of our executive officers were approved by our Board of Directors upon the recommendation of our compensation committee, which in turn relied upon the recommendation of our Chief Executive Officer. We have traditionally placed significant emphasis on the recommendation of our Chief Executive Officer with respect to the determination of executive compensation (other than his own), in particular with respect to the determination of base salary, cash incentive and equity incentive awards, and typically followed such recommendations as presented by our Chief Executive Officer. As we continue to grow, we will make the transition to have our compensation committee be solely responsible for administering our executive compensation program, although we expect to continue to rely, in part, upon the advice and recommendations of our Chief Executive Officer, particularly with respect to those executive officers that report directly to him. The compensation committee’s composition and oversight of our executive compensation program is described in more detail  in the section entitled “Compensation Committee.”

28

For purposes of determining our executive officer compensation in fiscal 2014 and in prior fiscal years, we considered the following factors: our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities; the roles and responsibilities of our executives; the individual experience and skills of, and expected contributions from, our executives; the amounts of compensation being paid to our other executives; our executives’ historical compensation at our company; an assessment of the professional effectiveness and capabilities of the executive officer; and the performance of the executive officer against the corporate and other scorecards used to determine incentive compensation. While we have not used any formula to determine compensation based on these factors, we have placed the most emphasis in determining compensation on our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities and the subjective assessment of the professional effectiveness and capabilities of the executive officer. Our understanding of the amount of compensation generally paid by similarly situated companies was based on our compensation committee’s and our Chief Executive Officer’s own business judgment and collective experience in such matters.

Base Salary

Our Board of Directors sets the Chief Executive Officer’s base salary annually, based on the recommendation of the compensation committee. The base salary for each of the other named executive officers is reviewed annually by the Chief Executive Officer and any adjustments are communicated and approved by the Compensation Committee. Adjustments to base salary are based upon a review of a variety of factors, including the following:

●	individual and Company performance, measured against quantitative and qualitative goals, such as our growth, revenue, profitability and other matters;

●	duties and responsibilities as well as the executive’s experience; and

●	the types and amount of each element of compensation to be paid to the named executive officer.

Cash bonuses

The Chief Executive Officer is paid cash bonuses based on the discretion of the Compensation Committee and approval by the Board of Directors. We pay discretionary cash bonuses to our other named executive officers, which are recommended by the Chief Executive Officer. The cash bonuses, if any, are determined after the end of each fiscal year and may be paid annually, are intended to recognize and reward those named executive officers who have contributed meaningfully to our performance for the prior year. Both personal and the Company’s performance are factors that the Board and Chief Executive Officer typically consider in deciding whether to award a cash bonus to a named executive officer and the amount of such bonus.

29

Long-term Stock-Based Compensation

Our long-term compensation program has historically consisted solely of stock options. Option grants made to executive officers are designed to provide them with incentive to execute their responsibilities in such a way as to generate long-term benefit to us and our stockholders. Through possession of stock options, our executives participate in the long-term results of their efforts, whether by appreciation of our Company’s value or the impact of business setbacks, either company-specific or industry-based. Additionally, stock options provide a means of ensuring the retention of our executive officers, in that they are in almost all cases subject to vesting over an extended period of time.

Stock options provide executives with a significant and long-term interest in our success. By only rewarding the creation of stockholder value, we believe stock options provide our executive officers with an effective risk and reward profile. Although it is our current practice to use stock options as our sole form of long-term incentive compensation, the compensation committee reviews this practice on an annual basis in light of our overall business strategy, existing market-competitive best practices and other factors.

Stock options are granted periodically and are subject to vesting based on the executive’s continued employment. Historically we have granted our executive officers a combination of incentive stock options that vest over a period of time or stock options that are immediately exercisable. Most options vest evenly over four years, beginning on the date of the grant.

Stock options are granted to our executive officers in amounts determined by the Compensation Committee in its discretion. Stock grants have not been formula-based, but instead have historically been granted taking into account a mixture of the following qualitative factors: the executive’s level of responsibility; the competitive market for the executive’s position; the executive’s potential contribution to our growth; and the subjective assessment of the professional effectiveness and capabilities of these executives.

Benefits

We provide the following benefits to our executive officers on the same basis as the benefits provided to all employees:

●	health and dental insurance;

●	life insurance;

●	short-and long-term disability; and

●	401(k) Plan (currently there is no employer matching)

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

30

Summary Compensation Table

The following table sets forth the compensation of our principal executive officer, our principal financial officer and our other executive officers for the fiscal years ended September 30, 2014, 2013 and 2012. We refer to these executive officers as our “named executive officers.”

	Year	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(1)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (i)	Total ($) (j)
James A. Hayward	2014	343,269	—	—	3,530,437	—		3,873,706
Chairman, President	2013	319,974	150,000	—	—	—	—	469,974
and CEO	2012	242,334	—	—	—	—	—	242,334

Karol K. Gray(2)	2014	310,962	—	—	207,043			518,005
CFO	2013	—	—	—	—	—	—	—
	2012	—	—	—	—	—	—	—

Judith Murrah	2014	250,000	—		195,691			445,691
CIO(3)	2013	81,731	—	—	—	—	—	81,731
	2012	—	—	—	—	—	—

Ming-Hwa Liang	2014	140,000	2,000	—	211,826			353,826
CTO and Secretary	2013	140,000	10,000	—	—	—	—	150,000
	2012	140,000	—	—	—	—	—	140,000

(1)	The amounts in column (f) represent the grant date fair value under ASC 718 based on the Black Scholes value of the options on the grant date.

(2)
Ms. Gray was appointed as Chief Financial Officer effective October 14, 2013 and resigned effective February 15, 2015.  Beth Jantzen was promoted from Controller to Chief Financial Officer effective February 15, 2015.

(3)
Ms. Judith Murrah has been our Chief Information Officer since June 1, 2013. Ms. Murrah’s annual salary is $250,000 and she received 33,333 options upon completing six months of employment in December 2013.

31

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to our named executive officers during the year ended September 30, 2014:

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
James A. Hayward	10/17/2013	(1)	—	833,334	$5.82	3,530,437

Karol K. Gray(4)	12/10/2013	(2)	—	8,334	$8.16	49,640
	4/14/2014	(1)	—	33,334	$6.60	157,403

Judith Murrah	12/02/2013	(1)	—	33,334	$7.02	170,871
	12/10/2013	(2)	—	4,167	$8.16	24,820

Ming-Hwa Liang	10/17/2013	(1)	—	50,000	$5.82	211,826

(1)	Options are exercisable for five years with vesting at 25% each anniversary over four years from the date of grant.

(2)	Options are exercisable for five years and vested immediately.

(3)	These amounts represent the grant date fair value under ASC 718 based on the Black Scholes value of the options on the grant date.

(4)	Ms. Gray was appointed as Chief Financial Officer effective October 14, 2013 and resigned effective February 15, 2015.

32

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning outstanding equity awards as of September 30, 2014 held by the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James A. Hayward	283,334	(1)	—	$3.00	5/27/2015
	166,667	(2)	—	3.60	7/1/2015
	666,667	(3)	—	3.51	7/11/2018
	—	(4)	833,334	5.82	10/16/2018
Karol K. Gray	15,900	(8)	—	4.08	11/29/2016
	6,175	(8)	—	10.79	11/29/2017
	11,112	(8)	—	5.82	10/16/2018
	8,334	(5)		8.16	12/09/2018
	—	(6)	33,334	6.60	04/13/2019
Judith Murrah	—	(7)	33,334	7.02	12/01/2018
	4,167	(5)	—	8.16	12/09/2018
Ming-Hwa Liang	116,667	(1)	—	3.00	5/27/2015
	166,667	(2)	—	3.60	7/1/2015
	—	(4)	50,000	5.82	10/16/2018

(1)
On May 27, 2010, our named executive officers elected to forfeit certain stock options to purchase up to 483,333 shares of our common stock at an exercise price of $6.60 that were previously granted to them under the 2005 Incentive Stock Plan. In lieu of the forfeited options, our Board of Directors granted new stock options to such named executive officers to purchase up to 483,333 shares of our common stock at an exercise price of $3.00 under the 2005 Stock Incentive Plan which are fully vested and became exercisable on June 29, 2010 following approval by our stockholders to amend our certificate of incorporation to increase our authorized shares of common stock.

(2)
On July 1, 2010, our Board of Directors granted nonstatutory stock options under the 2005 Incentive Stock Plan to each of our named executive officers. The options granted to the named executive officers vested with respect to 25% of the underlying shares on the date of grant, and the remaining will vest ratably each anniversary thereafter until fully vested on the third anniversary of the date of grant.

(3)
On July 11, 2011, our Board of Directors granted nonstatutory stock options under the 2005 Incentive Stock Plan to Dr. James A. Hayward, our Chairman, President and Chief Executive Officer. The options granted to Dr. Hayward vested 25% on the grant date and shall vest 37.5% on each of the next two anniversaries of the grant date, subject to Dr. Hayward’s continuous employment through the applicable vesting date, and if our revenues for any fiscal quarter beginning after the date hereof are at least $1 million more than our revenues for the immediately preceding fiscal quarter, then vesting of the next 37.5% installment will accelerate (such that, if the $1 million increase is met in at least two quarters before the second anniversary of the option grant date, all of the options will have become fully vested as of the end of the second quarter for which the $1 million increase is met).

33

(4)
On October 17, 2013, we granted Dr. James A. Hayward, and Dr. Ming-Hwa Liang options to purchase 833,334 and 50,000 shares of our common stock, respectively, at an exercise price of $5.82 per share for five years with vesting at 25% each anniversary for the next four years.

(5)
On December 10, 2013, we granted an aggregate of 35,433 options to purchase our common stock at an exercise price of $8.16 per share for five years to employees, with immediate vesting. As part of this grant, Ms. Gray and Ms. Murrah were granted 8,334 and 4,167 options, respectively.

(6)
On April 14, 2014, we granted 33,334 options to purchase our common stock at an exercise price of $6.60 per share for five years to Ms. Gray with vesting at 25% each anniversary for the next four years.

(7)
On December 2, 2013, we granted 33,334 options to purchase our common stock at an exercise price of $7.02 per share for five years to Ms. Murrah with vesting at 25% each anniversary for the next four years.

(8)	These options were granted to Ms. Gray for her service on the Board of Directors prior to her appointment as the Chief Financial Officer.

Option Exercises and Stock Vested

During fiscal 2014, none of our named executive officers exercised options or acquired shares upon vesting of stock awards.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Contribution Plans

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans maintained by us.

Deferred Compensation

None of our named executive officers participates in or has account balances in deferred compensation plans or arrangements.

Compensation Actions Taken in Fiscal 2015 (through April 30th)

The following options were granted to named executive officers during fiscal 2015.

●
On December 22, 2014, we granted Dr. James A. Hayward, Chairman, Dr. Ming-Hwa Liang, Chief Technology Officer and Secretary, Judith Murrah, Chief Information Officer, and Beth Jantzen, Chief Financial Officer, of the Company options to purchase 175,000, 20,000, 75,000 and 40,000 shares of the Company’s common stock, respectively, at an exercise price of $2.86 per share for ten years with immediate vesting.

34

●
As agreed to in her offer letter, on February 15, 2015, we granted 30,000 options to purchase our common stock at an exercise price of $3.45 per share for ten years to Beth Jantzen with vesting at 25% each anniversary for the next four years.

Employment Agreement with Dr. James A. Hayward

We entered into an employment agreement dated July 11, 2011, with Dr. James A. Hayward, our Chairman, President and Chief Executive Officer. The agreement provides that Dr. Hayward will be our Chief Executive Officer, and will continue to serve on our Board of Directors. The initial term of his employment was from July 1, 2011 through June 30, 2014, which automatically renews for one-year periods subject to ninety days’ prior notice of non-renewal by either party. Dr. Hayward’s employment agreement was automatically renewed for a one-year period. Dr. Hayward received an initial annual salary of $225,000, subject to annual review. On November 30, 2012, our Board of Directors increased Dr. Hayward’s annual salary to $350,000. The agreement provided that Dr. Hayward’s annual salary will be increased to $350,000 per annum after the first quarter in which our revenues exceed $1 million for such quarter. The Board of Directors, acting in its discretion, may grant annual bonuses to Dr. Hayward. Dr. Hayward will be eligible for a special cash bonus of up to $750,000, 40% of which will be payable if and when annual revenue reaches $6 million and 10% of which would be payable for each $2 million of annual revenue in excess of $6 million. On November 30, 2012, the Board granted a cash bonus of $150,000 to Dr. Hayward payable upon the closing of an additional financing of $5.5 million by an investor. Dr. Hayward will be entitled to certain benefits and perquisites and will be eligible to participate in retirement, welfare and incentive plans available to our other employees.

On July 11, 2011, Dr. Hayward was granted options to purchase 666,667 shares of our common stock at an exercise price per share equal to $3.51. The options vested as follows: 25% on the grant date, and 37.5% on each of the next two anniversaries of the grant date, subject to Dr. Hayward’s continuous employment. If our revenues for any fiscal quarter increased by more than $1 million over the prior fiscal quarter, then the vesting date for the next 37.5% tranche would be accelerated. We also granted 250,000 shares of our common stock to Dr. Hayward.

The agreement with Dr. Hayward also provides that if he is terminated before the end of the initial or a renewal term by us without cause or if Dr. Hayward terminates his employment for good reason, then, in addition to previously earned and unpaid salary, bonus and benefits, and subject to the delivery of a general release and continuing compliance with restrictive covenants, Dr. Hayward will be entitled to receive a pro rata portion of the annual bonus he would have received if employment had continued through the end of the year of termination; salary continuation payments for two years following termination equal to the greater of (i) three times base salary or (ii) two times base salary plus bonus; company-paid COBRA continuation coverage; continuing life insurance benefits (if any) for two years; and extended exercisability of outstanding vested options (for three years from termination date or, if earlier, the expiration of the fixed option term). If termination of employment as described above occurs within six months before or two years after a change in control of the company, then, in addition to the above payments and benefits, all of Dr. Hayward’s outstanding options and other equity incentive awards will become fully vested and Dr. Hayward will receive a lump sum payment of the amounts that would otherwise be paid as salary continuation. In general, a change in control will include a 30% or more change in ownership of the company.

35

Upon termination due to death or disability, Dr. Hayward will generally be entitled to receive the same payments and benefits he would have received if his employment had been terminated by the Company without cause (as described in the preceding paragraph), other than salary continuation payments.

Effective June 21, 2014, Dr. Hayward’s annual salary was voluntarily reduced by $50,000. This salary reduction will be accrued and repaid when the Company reaches $3,000,000 in sales for two consecutive quarters or the Company has net income at the end of any fiscal year.

Potential Payments upon Termination of Employment or a Change of Control

There is a change-in-control provision included in Dr. Hayward’s employment agreement, and we are obligated to pay severance or other enhanced benefits to him upon termination of his employment. For additional information, see “Employment Agreement” above.

Dr. Hayward would have been entitled to an estimated payment of $900,000 (three times his annual base salary) if his employment was terminated on September 30, 2014 by us without “cause” or by Dr. Hayward for “good reason” and extended exercisability of outstanding vested options (for three years from termination date or, if earlier, the expiration of the fixed option term).

In the context of a “change in control” of the company had it occurred on September 30, 2014, and within six months before or two years after such change in control Dr. Hayward’s employment was terminated by us without “cause” or by Dr. Hayward for “good reason”, he would have been entitled to an estimated payment and benefits of $900,000 (three times his annual base salary). In addition to the above payments and benefits, all of Dr. Hayward’s outstanding options and other equity incentive awards would have become fully vested and Dr. Hayward would have received a lump sum payment of the amounts that would otherwise be paid as salary continuation.

Director Compensation Fiscal 2014

During the fiscal year ended September 30, 2014, we did not provide any cash compensation to our non-employee directors for their service on our Board of Directors. On November 30, 2011, the Board approved the recommendation from the Compensation Committee that each of the non-employee directors shall annually receive, for as long as they are a member of the Board, a 5-year stock option, fully vested after one year, to purchase a number of shares of common stock having a fair value of $60,000 as determined using the Black Scholes value, or as determined by the Compensation Committee. Additionally, the Board approved the recommendation from the Compensation Committee and Dr. James Hayward that stock options to purchase shares of our common stock having an aggregate fair value of $40,000 using the Black Scholes value be granted to certain non-employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)(1)(2)
John Bitzer, III(3)	—	—	45,000	—	45,000
Charles S. Ryan(3)	—	—	45,000	—	45,000
Yacov A. Shamash(4)	—	—	53,350	—	53,350
Sanford R. Simon	—	—	40,000	—	40,000

(1)
A 5-year option to purchase 11,111 shares of our common stock was granted by the Board to each of the non-employee directors on October 17, 2013 at an exercise price of $5.82 per share, vesting immediately.

36

(2)
At September 30, 2014, Mr. Simon, Mr. Shamash, Mr. Bitzer, Ms. Gray and Mr. Ryan had outstanding option awards (including warrants) aggregating 48,333, 59,756, 35,882, 42,977, and 35,882 shares of our common stock, respectively.

(3)	A 5-year option to purchase an additional 1,667 shares of our common stock at $5.82 per share was granted to both Mr. Bitzer and Mr. Ryan on October 17, 2013, vesting immediately.

(4)	A 5-year option to purchase an additional 4,074 shares of our common stock at an exercise price of $5.82 per share was granted to Mr. Shamash on October 17, 2013, vesting immediately.

37

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE John Bitzer, III Charles Ryan Yacov Shamash (Chair)

38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

James A. Hayward

Promissory Note.   On September 11, 2014, we issued and sold promissory notes (the “Notes”) in the aggregate principal amount of $1,800,000 and bearing interest at a rate of 12.5% per annum to Dr. James A. Hayward, our President, Chairman and Chief Executive Officer (in the amount of $1,000,000) and another individual (in the amount of $800,000) both of whom are “accredited investors” as defined in regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes had a ten month maturity. Interest was payable in cash or in shares of the common stock at the option of the holders of the Notes. The Notes could have been prepaid in whole or in part, at any time, subject to certain prepayment penalties. Upon an event of default, the Notes and all accrued interest thereon would have automatically converted into common stock at the closing price of the common stock on the date of issuance of the Notes. In the event of a consolidation or merger with another corporation in which we did not survive, the notes would have been paid in full.

On November 11, 2014, Dr. Hayward and the other individual agreed to exchange for cancellation their respective Notes (including principal and accrued interest thereon) for 315,171 shares of common stock and warrants to purchase 315,171 shares of common stock, in the case of Dr. Hayward, and 252,137 shares of common stock and warrants to purchase 252,137 shares of common stock, in the case of the other individual, at $3.25, the public offering price per share and warrant in our underwritten public offering which closed on November 20, 2014.

On November 20, 2014, Dr. Hayward purchased $250,000 in common stock and warrants in our underwritten public offering on the same terms as the other investors in the offering.

Delabarta, Inc. / John Bitzer, III

John Bitzer, III, one of our directors, is President and Chief Executive Officer of ABARTA, Inc., a private, third and fourth generation family holding-company, which owns Delabarta, Inc. On June 23, 2014, Delabarta, Inc. purchased 7,275 shares of our common stock at a purchase price of $6.87 per share for gross proceeds of $50,000 in a private placement transaction. Delabarta, Inc. also received 7,275 warrants to purchase shares of our common stock as part of this private placement transaction.

On November 20, 2014, Delabarta, Inc. purchased $250,000 in common stock and warrants in our underwritten public offering on the same terms as the other investors in the offering.

Policy and Procedure for Approval of Related Person Transactions

We have a formal policy that requires all related party transactions, which includes transactions with directors, officers and holders of five percent or more of our voting securities and any member of the immediate family of and any entity affiliated with any of the foregoing persons, to be approved by our audit committee.  In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

39

Director Independence

Our Board of Directors currently consists of six members: James A. Hayward, John Bitzer, III, Joseph D. Ceccoli (who was appointed to the Board on December 3, 2014), Charles S. Ryan, Yacov Shamash and Sanford R. Simon.   The Board of Directors has determined that currently and at all times during the fiscal year ended September 30, 2014, each of our directors other than Dr. Hayward are “independent” as defined by the listing standards of the Nasdaq Stock Market, constituting a majority of independent directors of our Board of Directors as required by the rules of the Nasdaq Stock Market. The Board of Directors considers in its evaluation of independence whether any director has a relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities of a director.

40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the shares of our common stock beneficially owned as of April 17, 2015, (i) by each person who is known to us to beneficially own more than 5% of the outstanding common stock, (ii) by each of the executive officers named in the table under “Executive Compensation” and by each of our directors and (iii) by all officers and directors as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 50 Health Sciences Drive, Stony Brook, New York 11790.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned(1)(2)		Percentage of Class(3)
Executive Officers and Directors:
James A. Hayward	Common Stock	3,921,655	(4)	16.8%
Ben Liang	Common Stock	326,426	(5)	1.5%
Karol K. Gray	Common Stock	227,957	(6)	1.1%
Judith Murrah	Common Stock	90,412	(7)	*
Beth Jantzen	Common Stock	46,251	(8)	*
John Bitzer, III(9)	Common Stock	62,749	(10)(11)	*
Joseph D. Ceccoli	Common Stock	--		*
Charles S. Ryan	Common Stock	35,882	(10)	*
Yacov Shamash	Common Stock	59,756	(12)	*
Sanford R. Simon	Common Stock	48,333	(13)	*
All directors and officers as a group (10 persons)	Common Stock	4,819,421	(14)	19.9%
5% Stockholders:
Delabarta, Inc.(15)	Common Stock	1,213,234		5.7%
General American Investors Company, Inc. (16)	Common Stock	2,035,000		9.2%

*	indicates less than one percent
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “Currently Exercisable Options” ).

(2)
Does not include the remaining unvested shares subject to options granted on October 17, 2013 pursuant to the 2005 Incentive Stock Plan, which vest 25% of the underlying shares ratably on each anniversary thereafter until fully vested on the fourth anniversary of the date of grant, including 625,001 to James A. Hayward and 37,500 to Ben Liang. Does not include the remaining unvested shares subject to 25,001 options granted to Judith Murrah on December 2, 2013, pursuant to the 2005 Incentive Stock Plan, which vest 25% of the underlying shares ratably on each anniversary thereafter until fully vested on the fourth anniversary of the date of grant. Does not include the remaining unvested shares subject to 36,134, 30,972, 36,134, 36,134 and 36,134 options granted on December 22, 2014 to Messrs. Bitzer, Ceccoli, Ryan, Shamash and Simon, respectively, pursuant to the 2005 Incentive Stock Plan, which vest 100% of the underlying shares on the first anniversary of the date of grant

(3)
Based upon 21,380,202 shares of common stock outstanding as of April 17, 2015. Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(4)	Includes 2,002,401 shares underlying currently exercisable options and warrants.
(5)	Includes 317,290 shares underlying currently exercisable options and warrants.

41

(6)
Includes 226,311 shares underlying currently exercisable options and warrants.  On February 9, 2015. Ms. Gray submitted her resignation as Chief Financial Officer of the Company effective February 15, 2015.  In connection with her separation, Ms. Gray executed a Separation Agreement, dated February 9, 2015, which provides her with the immediate vesting of all current unvested stock options as well as five years to exercise her options.

(7)	Includes 88,957 shares underlying currently exercisable options and warrants.
(8)
Includes 46,251 shares underlying currently exercisable options and does not include the remaining unvested options shares subject to 30,000 options granted to Beth Jantzen on February 15, 2015, pursuant to the 2005 Incentive Stock Plan, which vest 25% of the underlying shares ratably on each anniversary thereafter until fully vested on the fourth anniversary of the date of grant.  This grant is also subject to shareholder approval of the amendment and extension of the 2005 Incentive Stock Plan.  Ms. Jantzen was appointed as Chief Financial Officer of the Company, effective February 15, 2015.

(9)
Excludes 1,129,036 shares of common stock and 84,198 warrants owned by Delabarta, Inc., a wholly-owned subsidiary of ABARTA, Inc. Mr. Bitzer is President and a member of the board of directors of each of Delabarta, Inc. and ABARTA, Inc. Mr. Bitzer disclaims beneficial ownership of the shares held by Delabarta, Inc. except to the extent of his pecuniary interest therein.

(10)	Includes 35,882 shares underlying currently exercisable options for each Messrs. Bitzer and Ryan.
(11)
The address of the principal business office for the stockholder is 1000 Gamma Drive, Suite 500, Pittsburgh, PA 15238. John Bitzer, III, one of our directors is President and Chief Executive Officer of the stockholder. Mr. Bitzer disclaims beneficial ownership of the shares held by the stockholder, except to the extent of his pecuniary interest therein.

(12)	Includes 59,756 shares underlying currently exercisable options and warrants.
(13)	Includes 48,333 shares underlying currently exercisable options and warrants.
(14)	Includes 2,861,063 shares underlying currently exercisable options and warrants.
(15)
This information is based solely on a Schedule 13G filed with the SEC on February 25, 2015 by Delabarta, Inc. and its parent company, ABARTA, Inc.  Delabarta, Inc. reported sole voting and sole dispositive power  of 1,213,234 shares of common stock, which includes 84,198 shares subject to warrants that are currently exercisable. As the parent company of Delabarta, Inc., ABARTA, Inc. may be deemed to be the indirect beneficial owner of the 1,213,234 shares beneficially owned by Delabarta, Inc. The address of the principal office of Delabarta, Inc. is 1105 North Market Street, Suite 1300, Wilmington Delaware 19801. The address of the principal office of ABARTA, Inc. is 200 Alpha Drive, Pittsburgh, Pennsylvania 15238.

(16)
This information is based solely on a Schedule 13G filed with the SEC on April 2, 2015 by General American Investors Company, Inc., which reported sole voting power and sole dispositive power with respect to 2,035,000 shares of common stock, which includes 860,000 fully exercisable warrants. The address of the principal business office for the investment manager is 100 Park Avenue, 35th Floor, New York, NY 10017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.  Such persons are required by SEC regulations to furnish us with copies of all such filings.

Based solely on our review of copies of such filings, or written representations from Reporting Persons that all reportable transactions were reported, we believe that during the fiscal year ended September 30, 2014, the Reporting Persons timely filed all reports they were required to file under Section 16(a).

42

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.

This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your own name. You can notify us by sending a written request to:

Corporate Secretary
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the Annual Meeting other than those set forth above.  If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2016 annual meeting of stockholders, the written proposal must be received by the Corporate Secretary at the address below no later than January 7, 2016.  However, we currently plan to hold our 2016 annual meeting of stockholders on or about February 25, 2016, and in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the proposal must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.  The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored proxy materials.  Proposals should be addressed to:

Corporate Secretary
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790

43

For a stockholder proposal that is not intended to be included in the proxy statement for the 2016 annual meeting of stockholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above.  The Secretary must receive this notice not earlier than February 17, 2016 and not later than March 18, 2016.   However, we currently plan to hold our 2016 annual meeting of stockholders on or about February 25, 2016, and if our 2016 annual meeting of stockholders is held more than 30 days before or more than 60 days after June 16, 2016, then the Secretary must receive this notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we make a public announcement of the date of the meeting.  The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; the text of the proposal or matter; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information and documentation as required in our bylaws which, in general, require that the notice of a director nomination include the information about the nominee that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws; the nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; a description of any transaction or arrangement during the last three years between the stockholder making the nomination and the nominee in which the nominee had a direct or indirect material interest; and a completed and signed questionnaire, representation and agreement.  A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:  APPLIED DNA SCIENCES, INC., ATTENTION:  DEBBIE BAILEY.

By Order of the Board of Directors

/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer

Stony Brook, New York
May 6, 2015

44

Appendix A

APPLIED DNA SCIENCES, INC.
2005 INCENTIVE STOCK PLAN

(Amended and Restated as of January 21, 2015)

THIS APPLIED DNA SCIENCES, INC. 2005 INCENTIVE STOCK PLAN (the “Plan”) is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

1.	Definitions.

(a)	“Board” - The Board of Directors of the Company.

(b)	“Code” - The Internal Revenue Code of 1986, as amended from time to time.

(c)
“Committee” - The Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board whom are disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)	“Company” - APPLIED DNA SCIENCES, INC. and its subsidiaries including subsidiaries of subsidiaries.

(e)	“Exchange Act” - The Securities Exchange Act of 1934, as amended from time to time.

(f)	“Fair Market Value” - The fair market value of the Company’s issued and outstanding Stock as determined in good faith by the Board or Committee.

(g)
“Grant” - The grant of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination, or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(h)	“Grant Agreement” - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(i)
“Option” - Either an Incentive Stock Option, in accordance with Section 422 of Code, or a Nonstatutory Option, to purchase the Company’s Stock, that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an “Optionee.”

(j)	“Participant” - A director, officer, employee or consultant of the Company to whom an Award has been made under the Plan.

(k)	“Restricted Stock Purchase Offer” - A Grant of the right to purchase a specified number of shares of Stock pursuant to a written agreement issued under the Plan.

A-1

(l)	“Securities Act” - The Securities Act of 1933, as amended from time to time.

(m)	“Stock” - Authorized and issued or unissued shares of common stock of the Company.

(n)	“Stock Award” - A Grant made under the Plan in Stock or denominated in units of Stock for which the Participant is not obligated to pay additional consideration.

2.
Administration. The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan’s administration. The interpretation and construction by the Board and/or the Committee of any provisions of the Plan or selection of Participants shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made thereunder.

3.	Eligibility.

(a)
General: The persons who shall be eligible to receive Grants shall be directors, officers,  employees or consultants to the Company. The term consultant shall mean any person, other than an employee or non-employee director, who is engaged by the Company to render services and is compensated for such services.  An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company subsequent to the first registration of any of the securities of the Company under the Exchange Act shall comply with the requirements of Rule 16b-3.

(b)
Incentive Stock Options:  Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director’s fee shall not be sufficient to constitute employment by the Company.

The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value,  determined as of the date of the Option is granted, in excess of $100,000.  Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

A-2

(c)
Nonstatutory Option:  The provisions of the foregoing Section 3(b) shall not apply to any Option designated as a “Nonstatutory Option” or which sets forth the intention of the parties that the Option be a Nonstatutory Option.

(d)	Stock Awards and Restricted Stock Purchase Offers: The provisions of this Section 3 shall not apply to any Stock Award or Restricted Stock Purchase Offer under the Plan.

4.	Stock.

(a)	Authorized Stock: Stock subject to Grants may be either unissued or reacquired Stock.

(b)
Number of Shares:  Subject to adjustment as provided in Section 5(i) of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed 8,333,333. If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.  No more than 833,334 shares of Stock may be issued pursuant to Awards granted in any calendar year to any individual.

(c)
Reservation of Shares:  The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan.  If, after reasonable efforts, which efforts shall not include the registration of the Plan or Grants under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(d)
Application of Funds:  The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options or rights under Stock Purchase Agreements will be used for general corporate purposes.

(e)	No Obligation to Exercise: The issuance of a Grant shall impose no obligation upon the Participant to exercise any rights under such Grant.

A-3

5.
Terms and Conditions of Options. Options granted hereunder shall be evidenced by agreements between the Company and the respective Optionees, in such form and substance as the Board or Committee shall from time to time approve. Option agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

(a)	Number of Shares: Each Option shall state the number of shares to which it pertains.

(b)	Exercise Price: Each Option shall state the exercise price, which shall be determined as follows:

(i)
Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company (“Ten Percent Holder”) shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

(ii)
Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder and all Nonstatutory Options shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant.

For the purposes of this Section 5(b), the Fair Market Value shall be as determined by the Board in good faith, which determination shall be conclusive and binding; provided however, that if there is a public market for such Stock, the Fair Market Value per share shall be the average of the bid and asked prices (or the closing price if such stock is listed on the NASDAQ National Market System or Small Cap Issue Market) on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

(c)
Medium and Time of Payment:  The exercise price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. Should the Company’s outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:

(i)
in shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)
through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

At the discretion of the Board, exercisable either at the time of Option grant or of Option exercise, the exercise price may also be paid in such other form of consideration as may be acceptable to the Board, subject to applicable Delaware and federal law, including, without limitation, deemed payment through the delivery of “net shares” by the Company to the Optionee pursuant to a cashless exercise procedure.

A-4

(d)
Term and Exercise of Options:   In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option.

Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective Option agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option agreement, whether or not other installments are then exercisable.

Termination of Status as Employee, Consultant or Director: Except as otherwise determined by the Board or the Committee, if an Optionee ceases to be employed by or provided other services to the Company, then, unless sooner terminated, the vested portion of the Option will terminate if and to the extent it is not exercised within 90 days after the date of the Optionee’s termination of employment or service (or one year if the Optionee’s employment or service terminates by reason of his or her “Disability” (as defined below) or death), provided, however, that, if the Optionee’s employment is terminated by the Company for “Cause” (as defined below), then the Option (whether or not vested) will terminate upon the date of such termination of employment or service. An Option will be forfeited upon the termination of an Optionee’s employment or service if and to the extent the Option is not or does not become vested at such time.

(e)
Definitions: For the purposes hereof, the term “Cause” means an Optionee’s (a) conviction or plea of nolo contendre to a felony; (b) commission of fraud or a material act or omission involving dishonesty with respect to the Company or its Affiliates, as reasonably determined by the Company; (c) willful failure or refusal to carry out the material responsibilities of his or her employment, as reasonably determined by the Company; (d) gross negligence, willful misconduct, or engaging in a pattern of behavior which has had or is reasonably likely to have a significant adverse effect on the Company, as reasonably determined by the Company; or (e) willfully engaging in any act or omission that is in material violation of a material policy of the Company, including, without limitation, policies on business ethics and conduct, and policies on the use of inside information and insider trading. The term “Disability” shall have the meaning ascribed thereto pursuant to Section 22(e)(3) of the Code.

(f)	Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(g)
Recapitalization:  Subject to any required action of shareholders, the number of shares of Stock covered by each outstanding Option, the maximum number of shares of Stock that may be covered by Awards granted to any individual in any calendar year, and the exercise price per share covered by any Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, stock dividend, combination, subdivision or reclassification of shares, or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” by the Company.

A-5

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a  “Reorganization”), unless otherwise provided by the Board, each Option shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization.  In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Paragraph 6(d) of the Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to receive substitute options on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action of shareholders, if the Company shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of Stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation.

In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Section 5(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The Grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

(h)
Rights as a Shareholder:  An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of the shares following exercise of such Option by Optionee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 5(i) hereof.

A-6

(i)
Modification, Acceleration, Extension, and, Renewal of Options:  Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or, once an Option in exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is not prohibited by Section 422 of the Code or other applicable law; however, no modification of an Option shall without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(j)
Exercise Before Exercise Date:  At the discretion of the Board, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Company upon termination of Optionee’s employment as contemplated by Section 5(n) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

(k)
Other Provisions: The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. The Board or the Committee may permit Options to be exercised beyond the time periods described herein; provided, however, that no Option may be exercised more than 10 years after the date it is granted.  Shares shall not be issued pursuant to the exercise of an Option, if, in the opinion of legal counsel for the Company, the exercise of such Option and/or the issuance of shares thereunder would violate applicable law or the rules and regulations of any exchange upon which the shares of the Company are listed. Without limiting the generality of the foregoing, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine that (i) the satisfaction of withholding tax or other similar liabilities, or (ii) the listing, registration or qualification of any shares covered by such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable in connection with such exercise or the issuance of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

6.	Stock Awards and Restricted Stock Purchase Offers.

(a)	Types of Grants.

(i)
Stock Award.  All or part of any Stock Award under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Stock Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation.

A-7

(ii)
Restricted Stock Purchase Offer.  A Grant of a Restricted Stock Purchase Offer under the Plan shall be subject to such (i) vesting contingencies related to the Participant’s continued association with the Company for a specified time and (ii) other specified conditions as the Board or Committee shall determine, in their sole discretion, consistent with the provisions of the Plan.

(b)
Conditions and Restrictions.  Shares of Stock which Participants may receive as a Stock Award under a Stock Award Agreement or Restricted Stock Purchase Offer under a Restricted Stock Purchase Offer may include such restrictions as the Board or Committee, as applicable, shall determine, including restrictions on transfer, repurchase rights, right of first refusal, and forfeiture provisions. When transfer of Stock is so restricted or subject to forfeiture provisions it is referred to as “Restricted Stock”.  Further, with Board or Committee approval, Stock Awards or Restricted Stock Purchase Offers may be deferred, either in the form of installments or a future lump sum distribution. The Board or Committee may permit selected Participants to elect to defer distributions of Stock Awards or Restricted Stock Purchase Offers in accordance with procedures established by the Board or Committee to assure that such deferrals comply with applicable requirements of the Code (including, without limitation, Section 409A of the Code) including, at the choice of Participants, the capability to make further deferrals for distribution after retirement. Any deferred distribution, whether elected by the Participant or specified by the Stock Award Agreement, Restricted Stock Purchase Offers or by the Board or Committee, may require the payment be forfeited in accordance with the provisions of Section 6(c). Dividends or dividend equivalent rights may be extended to and made part of any Stock Award or Restricted Stock Purchase Offers denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Board or Committee may establish.

(c)
Cancellation and Rescission of Grants.  Unless the Stock Award Agreement or Restricted Stock Purchase Offer specifies otherwise, the Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement or Restricted Stock Purchase Offer, the Plan and with the following conditions:

(i)
A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Board or Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances.  A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten percent (10%) equity interest in the organization or business.

A-8

(ii)
A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in the Company’s Proprietary  Information and Invention Agreement or similar agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(iii)
A Participant, pursuant to the Company’s Proprietary Information and Invention Agreement, shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(iv)
Upon exercise, payment or delivery pursuant to a Grant, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(c) prior to, or during the six months after, any exercise, payment or delivery pursuant to a Grant shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Grant. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)	Nonassignability.

(i)
Except pursuant to Section 6(e)(iii) and except as set forth in Section (d)(ii), no Grant or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(ii)
Where a Participant terminates employment and retains a Grant pursuant to Section 6(e)(ii) in order to assume a position with a governmental, charitable or educational institution, the Board or Committee, in its discretion, and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a “blind” trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Board or Committee, to act on behalf of the Participant with regard to such awards.

A-9

(e)
Termination of Employment.  If the employment or service to the Company of a Participant terminates, other than pursuant to any of the following provisions under this Section 6(e), all unexercised, deferred and unpaid Stock Awards or Restricted Stock Purchase Offers shall be cancelled immediately, unless the Stock Award Agreement or Restricted Stock Purchase Offer provides otherwise:

(i)
Retirement Under a Company Retirement Plan.  When a Participant’s employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Board or Committee may permit Stock Awards or Restricted Stock Purchase Offers to continue in effect beyond the date of retirement in accordance with the applicable Grant Agreement and the exercisability and vesting of any such Grants may be accelerated.

(ii)
Rights in the Best Interests of the Company.  When a Participant resigns from the Company and, in the judgment of the Board or Committee, the acceleration and/or continuation of outstanding Stock Awards or Restricted Stock Purchase Offers would be in the best interests of the Company, the Board or Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Grants issued prior to such termination and (ii) permit the exercise, vesting and payment of such Grants for such period as may be set forth in the applicable Grant Agreement, subject to earlier cancellation pursuant to Section 9 or at such time as the Board or Committee shall deem the continuation of all or any part of the Participant’s Grants are not in the Company’s best interest.

(iii)	Death or Disability of a Participant.

(1)
In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period up to the expiration date specified in the Grant Agreement within which to receive or exercise any outstanding Grant held by the Participant under such terms as may be specified in the applicable Grant Agreement. Rights to any such outstanding Grants shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Grants so passing shall be made at such times and in such manner as if the Participant were living.

(2)
In the event a Participant is deemed by the Board or Committee to be unable to perform his or her usual duties by reason of mental disorder or medical condition which does not result from facts which would be grounds for termination for cause, Grants and rights to any such Grants may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

A-10

(3)
After the death or disability of a Participant, the Board or Committee may in its sole discretion at any time (1) terminate restrictions in Grant Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative; notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Grant might ultimately have become payable to other beneficiaries.

(4)	In the event of uncertainty as to interpretation of or controversies concerning this Section 6, the determinations of the Board or Committee, as applicable, shall be binding and conclusive.

7.
Investment Intent.  All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchases or other acquisitions of Stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon the exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company, the person exercising the rights under the Grant shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

8.
Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder. No Grant may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Grant issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of Stock (i) reserved under the Plan, (ii) issuable under Awards granted to any individual in any calendar year, (iii) available for Incentive Stock Options and Nonstatutory Options and (iv) covered by outstanding Stock Awards or Restricted Stock Purchase Offers; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

A-11

Unless sooner terminated, the Plan shall terminate on January 25, 2025.

9.
Tax Withholding.  The Company shall have the right to deduct applicable taxes from any compensation payable to the Participant, whether or not pursuant to the Plan, including, without limitation, the right to withhold, at the time of delivery or exercise of Options, Stock Awards or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

10.
Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

11.
Indemnification of Board.  In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

12.
Governing Law.  All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

A-12

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL # à	0000000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐
Nominees

01	James A. Hayward 02 John Bitzer, III 03 Joseph D. Ceccoli 04 Charles Ryan 05 Yacov Shamash
06	Sanford R. Simon

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2.	Approval of amendment to 2005 Incentive Stock Plan to increase the number of shares of common stock issuable thereunder to 8,333,333 and extend the expiration date thereof to January 25, 2025.						☐	☐	☐

3.	Ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Form 10-K A, Shareholder Information is/are available at www.proxyvote.com.

APPLIED DNA SCIENCES, INC.
Annual Meeting of Stockholders June 16, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder executing and delivering this Proxy hereby appoints Ms. Debbie Bailey and Ms. Beth Jantzen and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock, $0.001 par value per share, of Applied DNA Sciences, Inc. held of record by the undersigned as of April 17, 2015, at the Annual Meeting of Stockholders of Applied DNA Sciences, Inc., to be held at the Center of Excellence in Wireless and Information Technology, Stony Brook, New York 11790, at 10:00 a.m., local time, on Tuesday, June 16, 2015, or at any postponements or adjournments of the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be in accordance with the recommendations of our Board of Directors and for such other matters as may properly come before the meeting as said proxies deem advisable.

THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Continued and to be signed on reverse side